                                                                   EXHIBIT 10.53

                                                                  EXECUTION COPY



                         RECEIVABLES TRANSFER AGREEMENT



                         Dated as of February 24, 1995



                                 by and between



                            Tyco Manufacturing Corp.



                                      and



                           Tyco Funding I Corporation



                                      and



                          Tyco Funding II Corporation

                               TABLE OF CONTENTS
                               -----------------
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                                                                            Page
                                                                            ----
ARTICLE I...................................................................   1

DEFINITIONS.................................................................   1
     SECTION 1.01.  Definitions and Conventions.............................   1
     SECTION 1.02.  Other Terms and Interpretation..........................  16
     SECTION 1.03.  Rounding................................................  16

ARTICLE II..................................................................  16

TRANSFERS OF RECEIVABLES....................................................  16
     SECTION 2.01.  Agreement to Transfer to TFC I..........................  16
     SECTION 2.02.  Agreement to Transfer to TFC II.........................  18
     SECTION 2.03.  Grant of Security Interest..............................  19

ARTICLE III

CONDITIONS OF SALE..........................................................  20
     SECTION 3.01.  Conditions Precedent to the Initial Sale................  20
     SECTION 3.02.  Conditions Precedent to All Sales.......................  22

ARTICLE IV..................................................................  23

REPRESENTATIONS, WARRANTIES AND COVENANTS...................................  23
     SECTION 4.01.  Representations and Warranties of the Company...........  23
     SECTION 4.02.  Covenants of the Company................................  35
     SECTION 4.03.  Negative Covenants of the Company.......................  44
     SECTION 4.04.  Restatement of Representations, Warranties and
                      Covenants.............................................  47
     SECTION 4.05.  Breach of Representations, Warranties or Covenants......  47

ARTICLE V...................................................................  47

TFC I LOANS TO THE COMPANY..................................................  47
     SECTION 5.01.  TFC I Loans.............................................  47
     SECTION 5.02.  Notices Relating to Loans...............................  48
     SECTION 5.03.  Disbursement of Loan Proceeds...........................  48
     SECTION 5.04.  Company Note I..........................................  48
     SECTION 5.05.  Principal Repayments....................................  48
     SECTION 5.06.  Interest................................................  49
     SECTION 5.07.  Time and Method of Payments.............................  49

ARTICLE VI

TFC II LOANS TO THE COMPANY.................................................  49
     SECTION 6.01.  TFC II Loans............................................  50

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                                       i
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     SECTION 6.02.  Notices Relating to Loans...............................  50
     SECTION 6.03.  Disbursement of Loan Proceeds...........................  50
     SECTION 6.04.  Company Note II.........................................  50
     SECTION 6.05.  Principal Repayments....................................  51
     SECTION 6.06.  Interest................................................  51
     SECTION 6.07.  Time and Method of Payments.............................  51

ARTICLE VII

COLLATERAL SECURITY.........................................................  52
     SECTION 7.01.  Security Interest.......................................  52
     SECTION 7.02.  Other Collateral; Rights in Receivables.................  52
     SECTION 7.03.  Indebtedness Secured....................................  52
     SECTION 7.04.  Further Action Evidencing Security Interest.............  53

ARTICLE VIII

INDEMNIFICATION.............................................................  53
     SECTION 8.01.  Indemnification.........................................  53
     SECTION 8.02.  Assignment of Indemnities...............................  55

ARTICLE IX

MISCELLANEOUS...............................................................  55
     SECTION 9.01.  Notices, Etc............................................  55
     SECTION 9.02.  No Waiver; Remedies.....................................  56
     SECTION 9.03.  Binding Effect; Assignability...........................  56
     SECTION 9.04.  No Proceedings..........................................  56
     SECTION 9.05.  Amendments; Consents and Waivers........................  57
     SECTION 9.06.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
                      TRIAL.................................................  57
     SECTION 9.07.  Execution in Counterparts; Severability.................  58
     SECTION 9.08.  Descriptive Headings....................................  58
     SECTION 9.09.  No Setoff...............................................  58
     SECTION 9.10.  Further Assurances......................................  58
     SECTION 9.11.  Third-Party Beneficiaries...............................  58
     SECTION 9.12.  Assignment of Agreement.................................  59


EXHIBIT 1A     -    FORM OF ASSIGNMENT I
EXHIBIT 1B     -    FORM OF ASSIGNMENT II
EXHIBIT 2A     -    FORM OF COMPANY NOTE I
EXHIBIT 2B     -    FORM OF COMPANY NOTE II
EXHIBIT 3      -    FORM OF LOCKBOX AGREEMENT
EXHIBIT 4      -    FORM OF OPINION OF COUNSEL OF COMPANY
EXHIBIT 5      -    FORM OF [TFC I][TFC II] SALE PRICE NOTE
SCHEDULE I     -    FORM OF Written Contracts
SCHEDULE II    -    FORM OF Collection Policy
SCHEDULE III   -    Addresses of Company

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                                      ii

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SCHEDULE IV    -    LockBox Banks and LockBox Accounts of Company
SCHEDULE V     -    Trade Names,"Doing Business Names",
                    Fictitious Names and Assumed Names of the Company

                                                                   Exhibit 10.53

          RECEIVABLES TRANSFER AGREEMENT, dated as of February 24, 1995 (this "Agreement"), among TYCO MANUFACTURING CORP. (the "Company"), an Oregon corporation, TYCO FUNDING I CORPORATION, a Delaware corporation ("TFC I") and TYCO FUNDING II CORPORATION ("TFC II"), a Delaware corporation (TFC I and TFC II, collectively, the "Funding Corporations").


                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, the Funding Corporations have been formed for the sole purpose of purchasing and financing such purchases by borrowing funds from Redwood Receivables Corporation ("Redwood") and granting to Redwood a security interest in, all trade receivables originated by the Company and Tyco Industries, Inc.; and

          WHEREAS, the Company intends to sell, and the Funding Corporations intend to purchase, such trade receivables, from time to time, as described herein;

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Definitions and Conventions. As used herein, the
                         ---------------------------
following terms shall have the following meanings:

               "Accession Agreement" means an Accession Agreement substantially
                -------------------
in the form of Exhibit A to the Collateral Agent Agreement.

          "Accumulated Funding Deficiency" shall have the meaning provided in
           ------------------------------
Section 412 of the Code and Section 302 of ERISA, whether or not waived.

          "Advance" means each of the advances made by Redwood to either TFC I
           -------
or TFC II under the Funding Agreement.

          "Advances Outstanding" means, with respect to each Funding
           --------------------
Corporation, for any day, the aggregate principal amount of Advances outstanding on such day to such Funding Corporation, after giving effect to all repayments by and issuances of Advances to such Funding Corporation on such day; provided, however, that Advances which have been paid with proceeds of a payment under the Policy shall continue to remain Advances Outstanding for purposes of this Agreement until FSA has been paid as subrogee to the rights of Redwood as Lender under the Funding Agreement or reimbursed pursuant to the Insurance and

Indemnity Agreement for all payments under the Policy used to repay such Advances and all amounts due in connection therewith under the Insurance and Indemnity Agreement, as evidenced by a written notice from FSA delivered to the Operating Agent, and FSA shall be deemed to be the "Lender" thereof (as that term is used in the Funding Agreement) to the extent of any payments thereon made by FSA.

          "Adverse Claim" means any claim of ownership or any lien, security
           -------------
interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under the Funding Agreement.

          "Affected Party" means Redwood, the Collateral Agent, the Liquidity
           --------------
Agent, any of the Liquidity Lenders, the Operating Agent, any of the Letter of Credit Providers, FSA or any affiliate of the foregoing persons.

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933, as amended.

          "Agreement" means this Receivables Transfer Agreement between the
           ---------
Company and the Funding Corporations.

          "Assignment I" has the meaning specified in Section 2.01(c).
           ------------

          "Assignment II" has the meaning specified in Section 2.02(c).
           -------------

          "Assignments" means Assignment I and Assignment II, collectively.
           -----------

          "Billed Amount" means, with respect to any Receivable, the net amount
           -------------
billed on the Billing Date to the related Obligor with respect thereto.

          "Billing Date" means the date on which the invoice with respect to a
           ------------
Receivable was generated.

          "Borrowing Base Certificate" means the certificate designated as such
           --------------------------
pursuant to the Funding Agreement.

          "Business Day" means any day of the year, other than a Saturday or
           ------------
Sunday, that in the City of New York is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to be closed.

          "Code" means the Internal Revenue Code of 1986, including, unless the
           ----
context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          "Collateral" has the meaning specified in Section 7.01.
           ----------

          "Collateral Agent" means GE Capital or such other party designated as
           ----------------
agent for Redwood and FSA and the other secured parties under the Collateral Agent Agreement and this Agreement.

          "Collateral Agent Agreement" means the Amended and Restated Collateral
           --------------------------
Agent and Security Agreement, dated as of February 24, 1995, entered into by Redwood with the Collateral Agent, the Letter of Credit Agent, the Liquidity Agent, the Depositary and each Transaction Credit Provider, as amended, modified, restated or supplemented from time to time.

          "Collateral Obligations" means all obligations of the Company under
           ----------------------
Sections 4.05 and 8.01.

          "Collection Account" means the deposit or trust account maintained
           ------------------
with the Depositary as described in Section 6.01(b) of the Funding Agreement.


          "Collections" means, with respect to any Receivable, all collections
           -----------
and other Proceeds of such Receivable (including late charges, fees and interest arising thereon and all recoveries with respect to Receivables that have been written off as uncollectible but excluding the Sale Price therefor).

          "Commercial Paper" means commercial paper issued by Redwood.
           ----------------

          "Commitment Termination Date" means the earlier of (a) the date so
           ---------------------------
designated pursuant to Section 9.01 of the Funding Agreement as a result of a Termination Event and (b) the Termination Date; provided, however, that if each of the Funding Corporations has not on or before the 270th day prior to the Termination Date (i) entered into an agreement with Redwood, the Operating Agent and FSA renewing or extending the Termination Date, or (ii) entered into a firm commitment with a counterparty, acceptable to the Operating Agent and FSA, to purchase from Redwood at par plus accrued interest all Advances Outstanding as of the Termination Date, then if the Commitment Termination Date has not already occurred pursuant to clause (a), the Commitment Termination Date shall be the date that is the last day of the Clean Down Period Part 3 (as defined in the Funding Agreement) occurring in the year 2000, but in no event later that April 1, 2000.

          "Commonly Controlled Entity" means the Company and any entity, whether
           --------------------------
or not incorporated, affiliated with the Company pursuant to Section 414(b),
(c), (m) or (o) of the Code.

          "Company" means Tyco Manufacturing Corp. as the transferor of
           -------
Receivables under this Agreement .

          "Company Interest Rate" has the meaning specified in Section 5.06.
           ---------------------

          "Company Note I" has the meaning specified in Section 5.04.
           --------------

          "Company Note II" has the meaning specified in Section 6.04.
           ---------------

          "Contract" means an agreement (or agreements) (including invoices)
           --------
pursuant to, or under which, an Obligor shall be obligated to pay for services rendered or merchandise or goods sold to such Obligor by the Company from time to time.

          "Credit and Collection Policies" means the credit, collection,
           ------------------------------
customer relations and service policies of the Company in effect on the Effective Date, as set forth in writing and delivered to Redwood, the Operating Agent, the Collateral Agent and FSA on or before the Effective Date pursuant to
Section 3.01(p) of the Funding Agreement, and as such policies may hereafter be amended, modified or supplemented from time to time with the prior written consent of the Operating Agent and FSA.

          "Dealer Agreement" means any dealer agreement entered into by Redwood
           ----------------
for the distribution of Commercial Paper.

          "Debt" of any Person means (a) indebtedness of such Person for
           ----
borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business), (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Debt, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

          "Defaulted Receivable" means a Receivable (a) as to which any payment,
           --------------------
or part thereof, remains unpaid for more than 90 days from the Maturity Date for such Receivable, or (b) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.01(c) of the Funding Agreement (except that such action or event shall be taken by or occur with respect to such Obligor, rather than by or to the parties mentioned in such Section), or (c) which otherwise would be determined to be uncollectible and written off in accordance with the Credit and Collection Policies.

          "Depositary" means Bankers Trust Company, or any other Person
           ----------
designated as the successor Depositary from time to time in its capacity as issuing and paying agent or trustee in connection with the issuance of Commercial Paper by Redwood.

          "Depositary Agreement" means the Depositary Agreement, dated as of
           --------------------
March 15, 1994, between Redwood and the Depositary and consented to by the Liquidity Agent.

          "Dollar" and "$" means lawful currency of the United States of
           ------
America.

          "Effective Date" means the date of this Agreement.
           --------------

          "Eligible Customer" means any Obligor which is not an Excluded
           -----------------
Customer.

          "Eligible Receivable" has the meaning specified in the Funding
           -------------------
Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
it may be amended from time to time, and the regulations promulgated thereunder.

          "Event of Servicer Termination" has the meaning specified in Section
           -----------------------------
9.02 of the Funding Agreement.

          "Excluded Customer" means an Obligor which is (a) an Affiliate of the
           -----------------
Company or TFC I or TFC II, (b) a Governmental

Authority, (c) domiciled outside the United States or (d) an Obligor listed on
Schedule 3 to the Funding Agreement as revised from time to time in good faith by or with the prior written consent of the Operating Agent and FSA pursuant to a letter in the form of Annex A thereto.

          "Excluded Receivables" means any Receivables agreed by the Company and
           --------------------
either TFC I or TFC II, as the case may be, with the prior written consent of the Operating Agent and FSA, to be excluded from any Sale.

          "FSA" means Financial Security Assurance Inc., a stock insurance
           ---
company organized and created under the laws of the State of New York, and any successors thereto or assigns thereof.

          "Funding Agreement" means the Receivables Funding and Servicing
           -----------------
Agreement, dated as of February 24, 1995 among the Funding Corporations (as Borrowers), Redwood (as Lender), the Operating Agent, the Collateral Agent, FSA and the Company (as Servicer).

          "Funding Corporations" means, collectively TFC I and TFC II.
           --------------------

          "Funding Excess" means a Borrowing Excess as defined in the Funding
           --------------
Agreement.

          "GAAP" means generally accepted accounting principles as in effect in
           ----
the United States, consistently applied, as of the date of such application.

          "GE Capital" means General Electric Capital Corporation.
           ----------

          "Governmental Authority" means the United States of America, any
           ----------------------
state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

          "Governmental Consents" has the meaning specified in Section
           ---------------------
4.01(a)(xv).

          "Income Discount Amount" means the amount calculated by the Operating
           ----------------------
Agent as set forth on Schedule 4 to the Funding Agreement, from time to time, at its discretion, subject, with respect to Items E to H inclusive in the "Input Table" of such Schedule 4 and the definitions set forth on such Schedule 4 relating to such items, to the subsequent written notice to FSA and, upon notice by FSA to the Operating Agent to the prior written consent of FSA to the next succeeding calculation.

          "Indemnified Amounts" has the meaning specified in Section 8.01.
           -------------------

          "Indemnified Party" has the meaning specified in Section 8.01.
           -----------------

          "Insurance and Indemnity Agreement" means the agreement of that name
           ---------------------------------
among the Funding Corporations, Redwood, GE Capital, the Servicer and FSA, dated as of February 24, 1995.

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as
           -----------------------
of February 24, 1995, among the Company, Tyco Industries, Inc., the Funding Corporations, Redwood, FSA, GE Capital and other parties.

          "Lender Secured Parties" has the meaning given to that term in the
           ----------------------
Funding Agreement.

          "Letter of Credit" means the letter of credit, dated April 12, 1994,
           ----------------
provided by the Letter of Credit Provider pursuant to the Letter of Credit Agreement.

          "Letter of Credit Agent" means GE Capital, in its capacity as agent
           ----------------------
for the Letter of Credit Providers under the Letter of Credit Agreement, and its successors and permitted assigns in such capacity.

          "Letter of Credit Agreement" means the Amended and Restated Letter of
           --------------------------
Credit Reimbursement Agreement, dated as of February 24, 1995, entered into by Redwood, the Letter of Credit Agent and the Letter of Credit Provider for the provision of credit support for the Commercial Paper and the Liquidity Loans.

          "Letter of Credit Provider" means, initially, GE Capital, as provider
           -------------------------
of the Letter of Credit under the Letter of Credit Agreement, and thereafter its successors and any permitted assigns in such capacity.

          "Liquidity Agent" means GE Capital and its successors and assigns as
           ---------------
agent for the Liquidity Lenders pursuant to the Liquidity Loan Agreement.

          "Liquidity Loan Agreement" means the Amended and Restated Liquidity
           ------------------------
Loan Agreement, dated as of February 24, 1995, entered into by Redwood, the Liquidity Agent and the Liquidity Lenders in connection with the provision of liquidity support for Redwood.

          "Liquidity Lenders" means, collectively, GE Capital and any other
           -----------------
provider of liquidity loans under the Liquidity Loan Agreement.

          "Liquidity Loans" means borrowings by Redwood under the Liquidity Loan
           ---------------
Agreement.

          "Lockbox" has the meaning specified in Section 4.02(b).
           -------

          "Lockbox Account" means a segregated deposit account described in
           ---------------
Section 6.01(a) of the Funding Agreement in the name of the Collateral Agent into which all Collections in respect of Transferred Receivables owned by such Funding Corporation shall be deposited, subject to and in accordance with such
Section 6.01.

          "Lockbox Agreement" means the agreement among either TFC I or TFC II,
           -----------------
as the case may be, the Operating Agent, Redwood, and a Lockbox Bank with respect to the Lockbox Account associated with such Funding Corporation, in the form of Exhibit 3 hereto.

          "Lockbox Bank" means any of the banks approved in writing by FSA
           ------------
holding one or more Lockbox Accounts.

          "Material Adverse Effect" means, with respect to any event or
           -----------------------
circumstance and any Person, a material adverse effect with respect to:

          (a) the business, financial condition, operations or assets of such Person, or of such Person and such Person's Subsidiaries on a consolidated basis or Tyco Industries, Inc., Tyco Investment Corp., Tyco Manufacturing Corp., Tyco Distribution Corp., Matchbox (USA) Ltd. or Tyco Playtime, Inc.;

          (b) the ability of such Person to perform its obligations under any Related Document, any Program Document, the Receivables Transfer Agreements or the Contracts;

          (c) the validity or enforceability of, or collectibility of amounts payable under, the Receivables Transfer Agreements, any Related Document or any Program Document;

          (d) the Receivables or the status, existence, perfection or first priority of FSA's, Redwood's or the Collateral Agent's interest in the Receivables, taken as a whole, free from any Adverse Claim;

          (e) the validity, enforceability or collectibility of the Receivables or Contracts;

          (f) the ability of FSA, Redwood or the Collateral Agent to liquidate, or foreclose against, the Transferred Receivables;

          (g) the practical realization by FSA, Redwood or the Collateral Agent of any of the benefits or security afforded under the Receivables Transfer Agreements, any Related Document or any Program Document; or

          (h) the shadow rating assigned by either Rating Agency to the credit risk exposure of FSA, if such adverse effect on the shadow rating is notified to the Company by FSA.

          "Maturity Date", for any Receivable, means the due date for payment
           -------------
specified in the related Contract, or, if no date is specified, 60 days from the Billing Date.

          "Maximum Facility Commitment" has the meaning specified in the Funding
           ---------------------------
Agreement.

          "Multiemployer Plan" means a multiemployer plan (within the meaning of
           ------------------
Section 4001(a)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.

          "Obligor" means, with respect to any Receivable, the Person primarily
           -------
obligated to make payments in respect thereof.

          "Operating Agent" means GE Capital as operating agent pursuant to the
           ---------------
Funding Agreement, together with its successors and assigns.

          "Operating Agent Agreement" means the Operating Agent Agreement, dated
           -------------------------
as of March 15, 1994, between Redwood and the Operating Agent.

          "Outstanding Balance" of any Receivable at any time means an amount
           -------------------
(not less than zero) equal to (a) its Billed Amount minus (b) all payments received from the Obligor with respect thereto minus (c) all discounts to or any other modifications that reduce the Billed Amount; provided, that if the
                                                   --------
Operating Agent or the Servicer makes a determination that all payments by the Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

          "Plan" means any pension plan (other than a Multiemployer Plan)
           ----
covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

          "Policy" means, collectively, the financial guaranty insurance
           ------
policies Nos. 50352A-N and 50352B-N issued by FSA with respect to each Note (as defined in the Funding Agreement) pursuant to the Insurance and Indemnity Agreement, including any endorsement thereto.

          "Premium" has the meaning specified in the Insurance and Indemnity
           -------
Agreement.

          "Premium Letter" means the side letter dated as of February 24, 1995
           --------------
among FSA, GE Capital in its capacity as Operating Agent and Collateral Agent, Redwood and the Funding Corporations in respect of the premium payable by the Funding Corporations in consideration of the issuance of the Policy.

          "Proceeds" means, with respect to any Receivable, whatever is
           --------
receivable or received when such Receivable is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including returned premiums, with respect to any insurance relating to such Receivable but excludes the Sale Price and the Advances.

          "Program Documents" means the Letter of Credit Agreement, the
           -----------------
Liquidity Loan Agreement, the Depositary Agreement, the Commercial Paper, the Operating Agent Agreement, each Accession Agreement, and the Dealer Agreements.

          "Purchase Price Calculation Date" has the meaning specified in Section
           -------------------------------
2.01(c) with respect to Tier I Receivables and the meaning specified in Section 2.02(c) with respect to Tier II Receivables, respectively.

          "Receivable" means:  (a) indebtedness of an Obligor (whether
           ----------
constituting an account, chattel paper, instrument or general intangible) arising from the provision of merchandise, goods or services by the Company to such Obligor (other than the provision of goods or services to Tyco Toys, Inc. or any Affiliate thereof), including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

          (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Obligor;

          (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

          (d) all Collections with respect to any of the foregoing;

          (e)  all Records with respect to any of the foregoing;  and

          (f)  all Proceeds of any of the foregoing.

          "Receivables" means the Tier I Receivables and the Tier II
           -----------
Receivables, collectively.

          "Receivables Transfer Agreements" means this Agreement and that
           -------------------------------
certain Receivables Transfer Agreement, dated as of February 24, 1995 among Tyco Manufacturing Corp., TFC I and TFC II.

          "Records" means all Contracts and other documents, agreements, books,
           -------
records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Company, the Servicer or either of the Funding Corporations with respect to Receivables and the related Obligors.

          "Redwood" means Redwood Receivables Corporation, a Delaware
           -------
corporation.

          "Related Documents" means the Assignments, the Insurance and Indemnity
           -----------------
Agreement, the Policy, the Premium Letter, each Lockbox Agreement, the Funding Agreement, the Intercreditor Agreement and all agreements, instruments, certificates, financing statements or other documents required to be delivered hereunder or thereunder.

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder.

          "Requested Amount" means the amount which the Company requested to
           ----------------
receive on any Purchase Price Calculation Date, pursuant to a Request Notice, from the sale of Receivables on the related Sale Date.

          "Request Notice" means a notice in the form of a computer print-out,
           --------------
tape or other form acceptable to the Funding Corporations and the Operating Agent, which (a) by reference to an invoice register and file or microfiche of actual invoices, (i) enables each of TFC I or TFC II, as the case may be, and the Operating Agent to identify all Receivables to be sold on the succeeding Sale Date by the Company to each of TFC I or TFC II, as the case may be, and the Required Information with respect thereto and (ii) sets forth the amount of payments received on each Transferred Receivable since the prior Purchase Price Calculation Date and (b) sets forth the Requested Amount for the succeeding Purchase Price Calculation Date.

          "Request Notice Date" has the meaning set forth in Section 2.01(c)
           -------------------
with respect to Tier I Receivables and the meaning set forth in Section 2.02(c) with respect to Tier II Receivables.

          "Required Information" means, with respect to a Receivable, (a) the
           --------------------
Obligor, (b) the Obligor's address, (c) the invoice number, (d) the Billed Amount, (e) the Maturity Date, (f) the Billing Date and (g) whether or not such Receivable is an Eligible Receivable.

          "Restrictions on Transferability" means any material condition to, or
           -------------------------------
restriction on, the ability of the holder or an assignee of the holder of any right, title or interest to sell, assign, transfer or otherwise liquidate such right, title or interest in a commercially reasonable time and manner or which would otherwise materially deprive the holder or any assignee of the holder of the benefits thereof.

          "Sale" means a sale of Receivables by the Company to either TFC I or
           ----
TFC II pursuant to Section 2.01 or Section 2.02, respectively.

          "Sale Date" has the meaning specified in Section 2.01(b) with respect
           ---------
to Tier I Receivables and the meaning specified in Section 2.02(b) with respect to Tier II Receivables, respectively.

          "Sale Price" means with respect to the Eligible Receivables to be sold
           ----------
by the Company to the Funding Corporations on any day the price calculated by TFC I or TFC II, as the case may be, and approved from time to time by the Operating Agent with the consent of FSA, equal to:

          (a) the Outstanding Balance of Eligible Receivables to be sold by the Company to the Funding Corporations on such ate, minus

          (b) the expected costs to be incurred by the Funding Corporations of financing such purchase of such Sold Receivables until the Outstanding Balance of such Sold Receivables is paid in full, minus

          (c) the portion of such Sold Receivables that are reasonably expected by the Company to become Defaulted Receivables, minus

          (d) the portion of such Sold Receivables that are reasonably expected by the Company to be reduced by means other than by the receipt of Collections on such Sold Receivables or pursuant to (c) above, in each of (b), (c) and (d) determined based on historical experience by the Company;

          "Security Agreement" means the agreement dated as of February 24, 1995
           ------------------
between Tyco Manufacturing, Tyco Distribution Corp. and other parties, in favor of GE Capital.

          "Security Interest" has the meaning specified in Section 7.01.
           -----------------

          "Servicer" means the Company as Servicer or any successor Servicer
           --------
pursuant to the Funding Agreement.

          "Settlement Period" means, in the case of the initial Settlement
           -----------------
Period, the period beginning with the Effective Date to and including the last day of the week in which such Effective Date occurs; with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the week in which the Termination Date occurs; and with respect to all other Settlement Periods, each week, unless (with respect to any of the foregoing Settlement Periods) otherwise specified to be a month.

          "Sold Receivables" means together, the Tier I Sold Receivables and the
           ----------------
Tier II Sold Receivables.

          "Subsidiary" means, as to any Person, any corporation or other entity
           ----------
of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Termination Date" means August 24, 2000.
           ----------------

          "Termination Event" means any event designated as such in the Funding
           -----------------
Agreement.

          "TFC I" means Tyco Funding I Corporation, as a purchaser and
           -----
transferee of Receivables under this Agreement.

          "TFC II" means Tyco Funding II Corporation, as a purchaser and
           ------
transferee of Receivables under this Agreement.

          "TFC I Deferred Sale Price" means the portion of the Sale Price of
           -------------------------
Tier I Sold Receivables sold on any Sale Date exceeding the amount of the Sale Price under Section 2.01 to be paid in cash, which portion (computed as of the related Purchase Price Calculation Date of such Receivables) when added to the cumulative amount of all previous TFC I Deferred Sale Prices (after giving effect to any repayment of amounts due thereunder) shall not exceed 25% of the Outstanding Balance of such Tier I Transferred Receivables, provided that no such 25% limit shall apply during any Clean Down Period. The obligations of TFC I in respect of the TFC I Deferred Sale Price shall be evidenced by TFC I's subordinated promissory note in the form of Exhibit 5 hereto.

          "TFC II Deferred Sale Price" means the portion of the Sale Price of
           --------------------------
Tier II Sold Receivables sold on any Sale Date exceeding the amount of the Sale Price under Section 2.02 to be paid in cash, which portion (computed as of the related Purchase Price Calculation Date of such Receivables) when added to the cumulative amount of all previous TFC II Deferred Sale Prices (after giving effect to any repayment of amounts due thereunder) shall not exceed 25% of the Outstanding Balance of such Tier II Transferred Receivables, provided that no such 25% limit shall apply during any Clean Down Period. The obligations of TFC II in respect of the TFC II Deferred Sale Price shall be evidenced by TFC II's subordinated promissory note in the form of Exhibit 5 hereto.

          "TFC I Loan" has the meaning specified in Section 5.01.
           ----------

          "TFC II Loan" has the meaning specified in Section 6.01.
           -----------

          "TFC Loans" means together the TFC I Loans and the TFC II Loans.
           ---------

          "TFC Secured Obligations" means all obligations of every nature of the
           -----------------------
Funding Corporations, collectively (other than to the Company or Servicer), now or hereafter existing, under the Funding Agreement and any promissory note or other document or instrument delivered pursuant to such documents, and all amendments, extensions or renewals thereof, whether for principal, interest, fees, expenses or otherwise, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent that all or any part of such payment is avoided or recovered directly or indirectly from Redwood, the Operating Agent, FSA or the Collateral Agent as a preference, fraudulent transfer or otherwise.

          "Tier I Eligible Receivable" means any Eligible Receivable other than
           --------------------------
an Eligible Receivable the Obligor of which is Toys'R'Us.

          "Tier II Eligible Receivable" means any Eligible Receivable the
           ---------------------------
Obligor of which is Toys'R'Us.

          "Tier I Receivable" means any Receivable other than a Receivable the
           -----------------
Obligor of which is Toys'R'Us.

          "Tier II Receivable" means any Receivable the Obligor of which is
           ------------------
Toys'R'Us.

          "Tier I Sold Receivable" has the meaning specified in Section 2.01(c).
           ----------------------

          "Tier II Sold Receivable" has the meaning specified in Section
           -----------------------
2.02(c).

          "Tier I Transferred Receivable" has the meaning specified in Section
           -----------------------------
2.01(d).

          "Tier II Transferred Receivable" has the meaning specified in Section
           ------------------------------
2.02(d).

          "Toys'R'Us" means Toys'R'Us Inc., a Delaware corporation.
           ---------

          "Transaction Credit" shall have the meaning ascribed to it in the
           ------------------
Collateral Agent Agreement.

          "Transaction Credit Agreement" means any agreement executed by a
           ----------------------------
Transaction Credit Provider, the Operating Agent and Redwood for the provision of Transaction Credit.

          "Transaction Credit Provider" shall have the meaning such term has
           ---------------------------
pursuant to the Collateral Agent Agreement.

          "Transferred Receivables" means, together, the Tier I Transferred
           -----------------------
Receivables and the Tier II Transferred Receivables.

          "Transferred Receivables Balance" means at any time the aggregate
           -------------------------------
Outstanding Balance of the Transferred Receivables less the Outstanding Balance of Transferred Receivables constituting Defaulted Receivables.

          "UCC" means, for any jurisdiction, the Uniform Commercial Code as from
           ---
time to time in effect in such jurisdiction.

          "Underfunded Plan" means any Plan that has an Underfunding.
           ----------------

          "Underfunding" means, with respect to any Plan, the excess, if any, of
           ------------
(a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

          "Wire Payments" has the meaning specified in Section 4.02(b).
           --------------

          SECTION 1.02.  Other Terms and Interpretation.  All accounting terms
                         ------------------------------
not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC of the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All hourly references herein shall refer to New York City time. Except as otherwise indicated, all agreements defined in this Agreement refer to the same as from time to time amended or supplemented or as the terms of such agreements are waived or modified in accordance with their terms. All weekly or monthly references with respect to Tyco Toys, Inc., the Company, TFC I or TFC II herein shall refer to fiscal weeks or months of Tyco Toys, Inc., the Company, TFC I or TFC II, as the case may be.

          SECTION 1.03.  Rounding.  For purposes of any calculations referred to
                         --------
in this Agreement (unless otherwise specified), (i) all percentages resulting from such calculations will be rounded up, if necessary, to the nearest one ten-thousandth of a percentage point (e.g. 9.87654% (or .0987654) being rounded up to 9.8766% (or .098766)) and (ii) all Dollar amounts used in or resulting from such calculations will be rounded up to the nearest cent (e.g., $1,057.373 being rounded up to $1,057.38).


                                   ARTICLE II

                            TRANSFERS OF RECEIVABLES

          SECTION 2.01.  Agreement to Transfer to TFC I.  (a) On the terms and
                         ------------------------------
conditions of this Agreement, on and after the date of this Agreement until the Commitment Termination Date, the Company agrees to sell to TFC I each Tier I Receivable originated by the Company other than Excluded Receivables.

          (b) The Company shall, on each Business Day (each, a "Sale Date"), identify as purchased all Receivables not previously identified as Transferred Receivables, in accordance with this Section 2.01(b), on such Business Day. Each such identification shall be made as of the opening of the business of the Servicer on each Business Day.

          (c) On the Effective Date and on a date occurring no less frequently than weekly thereafter (each a "Request Notice Date") the Company shall deliver to TFC I a Request Notice setting forth all outstanding Tier I Receivables originated and owned by the Company through such date. No later than the following Business Day (the "Purchase Price Calculation Date") TFC I and the Company shall identify and mutually agree which Tier I Eligible Receivables designated in such Request Notice were, since the last Purchase Price Calculation Date, or are to be purchased and sold on such Purchase Price Calculation Date (the "Tier I Sold Receivables"). The price paid for such Tier I Sold Receivables shall be the Sale Price for such Tier I Sold Receivables. Such Sale Price shall be paid by means of (i) an immediate cash payment to the Company plus (ii) the TFC I Deferred Sale Price. The cumulative amount of all TFC I Deferred Sale Prices shall be subject at all times to the limitations contained in the definition thereof. On each Purchase Price Calculation Date, such cumulative TFC I Deferred Sale Price shall be recalculated by the Servicer. On or before the Effective Date, the Company and TFC I shall enter into a Certificate of Assignment I substantially in the form of Exhibit 1A hereto ("Assignment I"). On each Sale Date the Tier I Sold Receivables shall be assigned, and on the subsequent Purchase Price Calculation Date TFC I shall pay the Sale Price for such Tier I Sold Receivables. The portion of the Sale Price which is to be payable immediately in cash shall be payable by wire transfer on the Purchase Price Calculation Date to an account designated by the Company (and approved by the Operating Agent) on or before the Purchase Price Calculation Date.

          (d) On and after each Business Day hereunder, TFC I shall own the Tier I Sold Receivables which have been (assuming compliance with the terms hereof) identified as being transferred to TFC I under this Section 2.01 (each a
                                                            ------------
"Tier I Transferred Receivable") and the Company shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any such Tier I Transferred Receivable.

          (e) Until the occurrence of an Event of Servicer Termination or a resignation pursuant to the Funding Agreement, the Company, as Servicer, shall conduct the servicing, administration and collection of Tier I Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Tier I Transferred Receivables, from time to time, all in accordance with (i) the terms of the Funding Agreement, (ii) the Credit and Collection Policies and, to the extent not in conflict therewith, customary and prudent servicing procedures for trade receivables of a similar type and (iii) all applicable laws, rules and regulations. Documents relating to Tier I Transferred Receivables shall be held in trust by the Company, as Servicer, for the benefit of TFC I and its assignees as the owners thereof, and possession of any incident relating to the Tier I Transferred Receivables and Contracts so retained is for the sole purpose of facilitating the servicing of the Tier I Transferred Receivables. Such retention and possession thereof is at the will of TFC I and its assignees and in a custodial capacity for their benefit only.

          SECTION 2.02.  Agreement to Transfer to TFC II.  (a) On the terms and
                         -------------------------------
conditions of this Agreement, on and after the date of this Agreement until the Commitment Termination Date, the Company agrees to sell to TFC II each Tier II Receivable originated by the Company other than Excluded Receivables.

          (b) The Company shall, on each Business Day (each, a "Sale Date"), identify as purchased all Receivables not previously identified as Transferred Receivables, in accordance with this Section 2.02(b), on such Business Day. Each such identification shall be made as of the opening of the business of the Servicer on each Business Day.

          (c) On the Effective Date and on a date occurring no less frequently than weekly thereafter (each a "Request Notice Date") the Company shall deliver to TFC II a Request Notice setting forth all outstanding Tier II Receivables originated and owned by the Company through such date. No later than the following Business Day (the "Purchase Price Calculation Date") TFC II and the Company shall identify and mutually agree which Tier II Eligible Receivables designated in such Request Notice were, since the last Purchase Price Calculation Date, or are to be purchased and sold on such Purchase Price Calculation Date (the "Tier II Sold Receivables"). The price paid for such Tier II Sold Receivables shall be the Sale Price for such Tier II Sold Receivables. Such Sale Price shall be paid by means of (i) an immediate cash payment to the Company plus (ii) the TFC II Deferred Sale Price. The cumulative amount of all TFC II Deferred Sale Prices shall be subject at all times to the limitations contained in the definition thereof. On each Purchase Price Calculation Date, such cumulative TFC II Deferred Sale Price shall be recalculated by the Servicer. On or before the Effective Date, the Company and TFC II shall enter into a Certificate of Assignment II substantially in the form of Exhibit 1B hereto ("Assignment II"). On each Sale Date the Tier II Sold Receivables shall be assigned, and on the subsequent Purchase Price Calculation Date TFC II shall pay the Sale Price for such Tier II Sold Receivables. The portion of the Sale Price which is to be payable immediately in cash shall be payable by wire transfer on the Purchase Price Calculation Date to an account designated by the Company (and approved by the Operating Agent) on or before the Purchase Price Calculation Date.

          (d) On and after each Business Day hereunder, TFC II shall own the Tier II Sold Receivables which have been (assuming compliance with the terms hereof) identified as being transferred to TFC II under this Section 2.02 (each
                                                             ------------
a "Tier II Transferred Receivable") and the Company shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any such Tier II Transferred Receivable.

          (e) Until the occurrence of an Event of Servicer Termination or a resignation pursuant to the Funding Agreement, the Company, as Servicer, shall conduct the servicing, administration and collection of Tier II Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Tier II Transferred Receivables, from time to time, all in accordance with (i) the terms of the Funding Agreement, (ii) the Credit and Collection Policies and, to the extent not in conflict therewith, customary and prudent servicing procedures for trade receivables of a similar type and (iii) all applicable laws, rules and regulations. Documents relating to Tier II Transferred Receivables shall be held in trust by the Company, as Servicer, for the benefit of TFC II and its assignees as the owners thereof, and possession of any incident relating to the Tier II Transferred Receivables and Contracts so retained is for the sole purpose of facilitating the servicing of the Tier II Transferred Receivables. Such retention and possession thereof is at the will of TFC II and its assignees and in a custodial capacity for their benefit only.

          SECTION 2.03.  Grant of Security Interest.  (a) It is the intention of
                         --------------------------
the parties hereto that each transfer of Transferred Receivables to be made hereunder shall constitute a purchase and sale and not a loan. In the event, however, that a court of competent jurisdiction were to hold that any transaction provided for hereby constitutes a loan and not a purchase and sale this Agreement shall constitute a security agreement under applicable law and the Company does hereby grant to TFC I, with respect to the TFC I Transferred Receivables, and to TFC II, with respect to the TFC II Transferred Receivables, a first priority security interest in all of the Company's right, title and interest in, to and under such Transferred Receivables, all payments of principal, interest, fees, charges and indemnities on or under such Transferred Receivables and all proceeds of any such Transferred Receivables.

          (b) The Company acknowledges and consents to the security interest over the Transferred Receivables created pursuant to Section 8.02 of the Funding Agreement and acknowledges the rights of the Collateral Agent and FSA and the covenants given by the Funding Corporations and Redwood in favor of the Collateral Agent and FSA set forth in the Funding Agreement, and further acknowledges and consents that each of the Collateral Agent and FSA shall be entitled to enforce the provisions of this Agreement and the Related Documents to which the Company is a party and shall be entitled to all the rights and remedies of the Funding Corporations and Redwood hereunder and thereunder. In addition, the Company hereby authorizes each of the Collateral Agent and FSA to rely on the representations, warranties and covenants of the Company contained in this Agreement and the Related Documents to which the Company is a party and in any other certificates and documents furnished by the Company to any party in connection herewith or therewith.

                                  ARTICLE III

                               CONDITIONS OF SALE

          SECTION 3.01.  Conditions Precedent to the Initial Sale.  The initial
                         ----------------------------------------
Sale hereunder is subject to the following conditions precedent:

          (a) that each of the Funding Corporations shall have received on or before the date of the initial Sale under this Agreement, each dated such date (unless otherwise indicated), in form and substance satisfactory to each of the Funding Corporations, the Operating Agent and FSA:

          (i) the Assignments executed by the Company;

         (ii) a copy of resolutions duly adopted by the Board of Directors of the Company approving this Agreement, the Assignments and the other documents to be delivered by it hereunder and the transactions and matters contemplated hereby, certified by its Secretary or Assistant Secretary;

        (iii) the charter, as amended, of the Company, certified by the Secretary of State of its state of incorporation, dated not earlier than 30 days prior to the date of the initial Sale;

         (iv) good standing certificates for the Company issued by the Secretaries of States of Delaware, California, Georgia, Illinois, New Jersey and Washington, each dated not earlier than 30 days prior to the date of the initial Sale;

          (v) a copy of the Company's by-laws, as amended, certified by its Secretary or Assistant Secretary;

         (vi) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Assignments, and the other documents to be delivered by it hereunder (on which certificate the Funding Corporations may conclusively rely until such time as the Funding Corporations shall receive from the Company a revised certificate meeting the requirements of this Subsection (vi)) and certifying that (A) the charter of the Company has not changed since the date of the certificate referred to in Section 3.01(a)(iii), (B) that the Company is still in good standing in all jurisdictions, including, without limitation, those referred to in Section 3.01(a)(iv), (C) all representations and warranties made by the Company in this Agreement are true and correct in every particular and (D) no financing statements or other similar instruments and documents relating to the Receivables have been filed in any jurisdiction, other than those financing statements, other similar instruments and documents shown on the certified copies of the Requests for Information or Copies provided pursuant to clause (ix);

        (vii) copies of proper financing statements (Form UCC-1), dated on or prior to the date of the initial Sale, naming the Company as the assignor of the Receivables and TFC I, with respect to the Tier I Receivables, and TFC II, with respect to the Tier II Receivables, as assignee, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Operating Agent or FSA, desirable to perfect TFC I's ownership interests in all Tier I Receivables and TFC II's ownership interest in all TFC II Receivables, in each case in which an interest may be assigned hereunder;

       (viii) copies of properly executed termination statements or statements of release (Forms UCC-2 or UCC-3) or other similar instruments or documents, if any, in form and substance satisfactory for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Operating Agent or FSA, desirable to release all security interests and similar rights of any Person in the Receivables previously granted by the Company;

         (ix)  certified copies of Requests for Information or Copies (Form UCC-
     11) (or a similar search report certified by a party acceptable to the Operating Agent and FSA), dated a date reasonably near and prior to the date of the initial Sale, listing all effective financing statements and other similar instruments and documents, including those referred to above in Subsections (vii) and (viii) which name the Company (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to such Subsections (vii) and (viii) above, together with copies of such financing statements, none of which, except those filed pursuant to Subsections (vii) and (viii), above, shall cover any Receivables;

          (x) the Lock-Box Agreements with all the Lock-Box Banks, in each case executed by the Company and acknowledged and agreed to by the applicable Lock-Box Bank and dated on or before the date of the initial Sale, together with an acknowledgment executed by the Operating Agent and Redwood;

         (xi) a favorable opinion of Wolf, Block, Schorr and Solis-Cohen, counsel to the Company, in substantially the form of Exhibit 4 hereto and with respect to such other matters as the Operating Agent or FSA may reasonably request.

          SECTION 3.02.  Conditions Precedent to All Sales.  The obligation of
                         ---------------------------------
TFC I or TFC II, as the case may be, to pay for each Sold Receivable on each Purchase Price Calculation Date (including the initial Purchase Price Calculation Date) shall be subject to the further conditions precedent (any one of which can be waived by TFC I, with respect to transfers of Tier I Receivables, or TFC II, with respect to Tier II Receivables, in each case, with the prior written consent of FSA) that on such Purchase Price Calculation Date:

          (a) The following statements shall be true (and delivery by the Company of a Request Notice and the acceptance by the Company of the Sale Price for any Receivables on any Purchase Price Calculation Date shall constitute a representation and warranty by the Company that on such Purchase Price Calculation Date such statements are true):

          (i) the representations and warranties of the Company contained in
     Section 4.01 shall be correct on and as of such Purchase Price Calculation Date in all material respects (except with respect to Section 4.01(b) and those already so qualified which are true and correct in all respects), before and after giving effect to such Sale and to the application of proceeds therefrom, as though made on and as of such date; and

         (ii) no event has occurred, or would result from such Sale or from the application of the proceeds therefrom, which constitutes a Termination Event or would constitute a Termination Event but for the requirement that notice be given or time elapse or both;

        (iii) the Company is in compliance with each of its covenants and other agreements set forth herein;

         (iv) no event has occurred which constitutes an Event of Servicer Termination or would constitute an Event of Servicer Termination but for the requirement that notice be given or time elapse or both; and

          (v) each Transferred Receivable designated as an Eligible Receivable is an Eligible Receivable;

          (b) The Commitment Termination Date shall not have occurred; and

          (c) The Company shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Redwood, the Operating Agent and FSA, as the Operating Agent or FSA may reasonably request.


                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

          SECTION 4.01.  Representations and Warranties of the Company.  The
                         ---------------------------------------------
Company represents and warrants to the Funding Corporations and FSA as of each Purchase Price Calculation Date and each Sale Date, which representations and warranties are or will be true and correct as of such Purchase Price Calculation Date or Sale Date, as the case may be, that:

          (a)  With respect to the Company:

               (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified, separately or in the aggregate, would have a Material Adverse Effect;

              (ii) the Company has the power and authority to own, pledge, mortgage, operate and convey all of its properties and assets and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby;

             (iii) the Company is operated in such a manner that neither TFC I nor TFC II would be substantively consolidated in the estate of the Company (that is, in such a manner that the separate corporate existence of either TFC I and the Company or TFC II and the Company, as the case may be, would not be disregarded), in the event of a bankruptcy or insolvency of the Company and in such regard:

               (1) each of TFC I and TFC II is a limited purpose corporation whose activities are restricted in its respective certificate of incorporation;

               (2) neither the Company or any Affiliate of the Company is involved in the day-to-day management of either of the Funding Corporations;

               (3) other than the purchase of Receivables, TFC Loans, and other transactions contemplated by the Receivables Transfer Agreements, the payment of dividends and the return of capital, any lease or sub-lease of office space or equipment, any common officers or other employees and the payment of Servicing Fees (as defined in the Funding Agreement) to the Servicer under the Funding Agreement, neither of the Funding Corporations engages in any intercorporate transactions with the Company or any Affiliate of the Company;

               (4) each of the Funding Corporations maintains separate corporate records and books of account from the Company, holds regular corporate meetings and otherwise observes corporate formalities and has a separate business office from the Company;

               (5) all the financial statements and books and records of the Funding Corporations and the Company reflect the respective separate corporate existence of each of the Funding Corporations;

               (6) each of the Funding Corporations maintains its assets separately from the assets of the Company and any other Affiliate of the Company (including through the maintenance of separate bank accounts), each of the Funding Corporations' funds and assets, and records relating thereto, have not been, are not and will not be commingled with those of the Company or any other Affiliate of the Company and the separate creditors of each of the Funding Corporations will be entitled to be satisfied out of that Funding Corporation's assets prior to any value in that Funding Corporation becoming available to that Funding Corporation's equityholders; each Funding Corporation has, and will continue to have, assets other than assets contributed by the Company;

               (7) neither the Company nor any Affiliate of the Company (A) pays either of the Funding Corporations' expenses; (B) guarantees either of the Funding Corporations' obligations, or (C) advances funds to either of the Funding Corporations for the payment of expenses or otherwise;

               (8) all business correspondence of each of the Funding Corporations and other communications are conducted in that Funding Corporation's own name, on its own stationery and through a separately-listed telephone number;

               (9) neither TFC I nor TFC II acts as agent for the Company or of any of its Affiliates, but instead each presents itself to the public as a corporation separate from the Company and its Affiliates, independently engaged in the business of purchasing and financing Receivables; and

              (10) each of TFC I and TFC II maintains two independent directors, each of whom at all times who shall at no time be a shareholder, director, officer, employee or associate of the Company or any Affiliate of the Company (other than as a Director of that Funding Corporation or of the other Funding Corporation) as provided in its certificate or articles of incorporation.

              (11) each Funding Corporation is solvent and will not be rendered insolvent by the transactions contemplated by any of the Receivables Transfer Agreements or the Related Documents and, after giving effect to such transactions, neither Funding Corporation will be left with an unreasonably small amount of capital with which to engage in its business nor will either of the Funding Corporations have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Neither of the Funding Corporations contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of that Funding Corporation or any of its assets.

              (12) The Company is the owner of 100% of the Class A common stock and 49% of the Class B common stock of both Funding Corporations.

              (iv) the execution, delivery and performance by the Company of this Agreement and the Related Documents and the transactions contemplated hereby and thereby (A) have been duly authorized by all necessary corporate or other action on the part of the Company, (B) do not contravene or cause the Company to be in default under (1) the Company's certificate or articles of incorporation or by-laws, (2) any contractual restriction with respect to any Debt of the Company or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Company or its property or (3) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting the Company, its Affiliates or their respective property and (C) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of TFC I or TFC II with respect to this Agreement and Redwood, FSA and the Collateral Agent under the Funding Agreement);

               (v) this Agreement and the Related Documents have each been duly executed and delivered by the Company;

              (vi) no approval or consent of, notice to, filing with or licenses, permits, qualifications or other action by any Governmental Authority or any other party, is required or necessary for the conduct of the Company's business as currently conducted and for the due execution, delivery and performance by the Company of this Agreement or any of the Related Documents or for the perfection of or the exercise by either TFC I or TFC II, Redwood, the Operating Agent, FSA or the Collateral Agent of any of their rights or remedies thereunder or hereunder, other than approvals, consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to Redwood, the Operating Agent, FSA and the Collateral Agent;

             (vii) each of this Agreement, each other Related Document delivered by the Company and the respective obligations of the Company thereunder is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and (ii) general equitable principles, whether applied in a proceeding at law or in equity;

            (viii) there is no pending or threatened, nor any reasonable basis for any, action, suit or proceeding against or affecting the Company, its officers or directors, or the property of the Company, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated hereby or thereby, (C) seeking any determination or ruling that might materially and adversely affect (1) the performance by either of the Funding Corporations or the Company of its obligations under this Agreement or any of the Related Documents, (2) the validity or enforceability of this Agreement or any of the Related Documents, (3) the Receivables or the Contracts or the interests of either of the Funding Corporations, Redwood, FSA or the Lender Secured Parties therein, or (4) the federal income tax attributes of the sale or pledge of the Transferred Receivables, (D) asserting a claim for payment of money in excess of $10,000,000 (other than such judgments or orders in respect of which adequate insurance is maintained by the Company for the payment in full thereof) or (E) which is reasonably likely to have a Material Adverse Effect;

              (ix) no injunction, writ, restraining order or other order of any nature adverse to the Company or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Funding Agreement or any of the other Related Documents has been issued by a Governmental Authority nor been sought by any Person;

               (x) the principal place of business and chief executive office of the Company are located at the address of the Company referred to in this Agreement and there are now no, and during the past four months there have not been any, other locations where the Company is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records;

              (xi) the legal name of the Company is as set forth at the beginning of this Agreement and the Company has not changed its name in the last six years, and during such period the Company did not use, nor does the Company now use, any tradenames, fictitious names, assumed names or "doing business as" names, other than those contained in Schedule V hereto;

             (xii) the Lockbox Accounts are the only lockbox accounts maintained by the Company, either of the Funding Corporations or otherwise in respect of the Transferred Receivables;

            (xiii) the Company is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Related Documents; the Company is paying its Debts as they mature; the Company has not incurred Debts beyond its ability to pay as they mature; and the Company, after giving effect to the transactions contemplated by this Agreement and the Related

     Documents, will have an adequate amount of capital to conduct its business in the foreseeable future;

             (xiv) for federal income tax, reporting and accounting purposes, the Company will treat the sale of each Receivable sold or assigned pursuant to this Agreement as a sale of, or absolute assignment of, its full right, title and ownership interest in such Receivable to either TFC I or TFC II, as the case may be, (and each Receivable contributed to either of the Funding Corporations by the Company pursuant to this Agreement shall be accounted for as an increase in the stated capital of such Funding Corporation), and the Company has not in any other respect accounted for or treated the transactions contemplated by this Agreement or the Related Documents;

              (xv) the Company has complied in all respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Receivables and related Contracts (including without limitation, all applicable environmental, health and safety requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting the Company or its property, and has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities for (A) the activities and business of the Company and each of its Affiliates as currently conducted and as proposed to be conducted, (B) the ownership, use, operation and maintenance by each of them of its properties, facilities and assets and (C) the performance by the Company and each of TFC I and TFC II of this Agreement and the Related Documents (hereinafter referred to collectively as "Governmental Consents"), with respect to which any non-compliance or failure to maintain such items would, separately or in the aggregate, have a Material Adverse Effect;

             (xvi) no practice, procedure or policy employed or proposed to be employed by the Company in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Company which, if enforced, would have a Material Adverse Effect;

            (xvii) without limiting the generality of the prior representation, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any Governmental Consent applicable to the Company or any Subsidiary, except where such conditions or events would not, separately or in the aggregate, have a Material Adverse Effect;

           (xviii) the Company has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, fees, assessments and other governmental charges due from the Company; no tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such tax, fee, assessment, or other governmental charge except as set forth on Schedule VI. Any taxes, fees, assessments and other governmental charges payable by the Company in connection with the execution and delivery of this Agreement and the Related Documents and the transactions contemplated hereby or thereby have been paid or when due, to the extent due at or prior to such Purchase Price Calculation Date;

             (xix) with respect to each of the Funding Corporations, the Servicer (if the Servicer is the Company), the Company and Tyco Manufacturing Corp. or any of its Affiliates, there has occurred no event which has or is reasonably likely to have a Material Adverse Effect on the Company;

              (xx) the Company is licensed or otherwise has the lawful right to use all patents, trademarks, servicemarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations, assets and prospects, individually or taken as a whole;

             (xxi) (a) the consolidated balance sheets of Tyco Toys, Inc. and its consolidated Subsidiaries for each of the last three fiscal years prior to the balance sheet date are delivered prior to such Purchase Price Calculation Date, and the related statements of income and shareholders' equity of Tyco Toys, Inc. and its consolidated Subsidiaries for such fiscal years, certified without qualification by Tyco Toys, Inc.'s independent certified public accountants, copies of which have been furnished to Redwood, FSA and the Operating Agent, are complete and correct and fairly present the consolidated financial condition, business and results of operations of Tyco Toys, Inc. and its consolidated Subsidiaries as of the last day of such fiscal years and the consolidated results of the operations of Tyco Toys, Inc. and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, (b) the unaudited consolidated balance sheets and the related statements of income and shareholders' equity of Tyco Toys, Inc. and its consolidated Subsidiaries for each fiscal quarter in the period since the most recent consolidated balance sheet and related statement of income and shareholders' equity referred to in clause (a) above and ended at least 45 days prior to such Purchase Price Calculation Date, copies of which have been furnished to Redwood, FSA and the Operating Agent, are complete and correct and fairly present the consolidated financial condition, business and operations of the Tyco Toys, Inc. and its consolidated Subsidiaries as of the last day of such fiscal quarters and the consolidated results of the operations of the Company and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, and (c) since the last date for which a balance sheet of the Company and its consolidated Subsidiaries has been delivered to Redwood, FSA and the Operating Agent, there has, except as disclosed to the Operating Agent and FSA, been no material adverse change in any such condition, business or results of operations; neither Tyco Toys nor its consolidated Subsidiaries have any contingent liabilities or commitments which, separately or in the aggregate, is reasonably likely to have a Material Adverse Effect on such entities;

            (xxii) each Obligor of a Transferred Receivable has been directed, and is required to, remit all payments with respect to such Receivable for deposit in a Lockbox Account or a Lockbox;

           (xxiii) each Request Notice contains a complete and accurate list of all Tier I Transferred Receivables or Tier II Transferred Receivables sold by the Company to TFC I or TFC II, respectively, as of its date;

            (xxiv) no Obligor of an Eligible Receivable being sold on the related Sale Date has any claim against or affecting the Company or the property of the Company;

             (xxv) the Company is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereof) under ERISA;

            (xxvi) each pension plan or profit sharing plan to which the Company or any Affiliate is a party has been administered and fully funded in accordance with the obligations of the Company under law and as set forth in such plan, and the Company has complied with the applicable provisions of ERISA in effect as of such Purchase Price Calculation Date;

           (xxvii) the Company has valid business reasons for selling its interests in the Transferred Receivables rather than obtaining a loan with the Transferred Receivables as collateral;

          (xxviii) the Company has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the Related Documents or the transactions contemplated hereby or thereby which would give rise to any valid claim against either of the Funding Corporations for any brokerage commission or finder's fee or like payment;

            (xxix) all information heretofore or hereafter furnished by the Company to TFC I, TFC II, Redwood, the Operating Agent, FSA or the Collateral Agent in connection with any transaction contemplated by this Agreement or the Related Documents is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained herein or therein not misleading. With respect to the Company, Tyco Manufacturing or the Funding Corporations there has occurred no event which has or is reasonably likely to have a Material Adverse Effect on such entity;

             (xxx) no part of the proceeds received by the Company or any Affiliate from the Sale Price will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of, Debt that was incurred for the purposes of purchasing or carrying any "margin stock," as such term is defined in (S) 221.3 of Regulation U of the Board of Governors of the Federal Reserve System.

            (xxxi) there are not now, nor will there be at any time in the future, any agreement or understanding between the Company and either of the Funding Corporations (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges;

           (xxxii) no transaction contemplated by this Agreement or any of the Related Documents requires compliance with any bulk sales act or similar law;

          (xxxiii) the Request Notice with respect to such Purchase Price Calculation Date is accurate in all material respects;

           (xxxiv) each purchase of Receivables under the Receivables Transfer Agreements will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

            (xxxv) (i) the Company is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporation restriction that is reasonably likely to have, and no provision of applicable law or governmental regulation is reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, operations or properties of the Company, or could have such an effect on the ability of the Company to carry out its obligations under this Agreement and the other Related Documents to which the Company is a party and (ii) the Company is not in default under or with respect to any contract, agreement, lease or other instrument to which the Company is a party and which is material to the Company's condition (financial or otherwise), business, operations or properties, and the Company has not delivered or received any notice of default thereunder;

           (xxxvi) the Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The purchase or acquisition of the Transferred Receivables by the Funding Corporations, the application of the proceeds and the consummation of the transactions contemplated by this Agreement and the other Related Documents to which the Company is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder;

          (xxxvii) the bylaws and/or the articles of incorporation of the Company require it to maintain (A) correct and complete books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors; and

         (xxxviii) Each of the representations and warranties of the Company contained in this Agreement and the Related Documents is true and correct in all material respects and the Company hereby makes each such representation and warranty to, and for the benefit of, the Collateral Agent, the Operating Agent, FSA and Redwood as if the same were set forth in full herein.

          (b) On each Sale Date and as of the date of each Borrowing Base Certificate delivered under the Funding Agreement, with respect to each Receivable designated as an Eligible Receivable:

               (i) such Receivable is an Eligible Receivable, and is a receivable created through the unconditional provision of merchandise, goods or services by the Company in the ordinary course of its business in a current transaction;

              (ii) such Receivable was created in accordance with and satisfies all applicable requirements of the Credit and Collection Policies;

             (iii) if requested, a copy of any related Contract (if such Contract exists in a reproducible form) to such Receivable to which the Company is a party has been delivered to Redwood, the Operating Agent, FSA and the Collateral Agent;

              (iv) such Receivable represents the genuine, legal, valid and binding obligation in writing of the Obligor enforceable by the holder thereof in accordance with its terms, and neither such Receivable nor its related Contract has been satisfied, subordinated, rescinded or amended in any manner, subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and (ii) general equitable principles, whether applied in a proceeding at law or in equity;

               (v) neither such Receivable nor its related Contract is or will be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract or otherwise;

              (vi) prior to its sale to either TFC I or TFC II such Receivable was owned by the Company free and clear of any Adverse Claim or Restrictions on Transferability, and the Company had the right to sell, assign and transfer the same and interests therein as contemplated under this Agreement and, upon such sale, TFC I or TFC II acquired good and marketable title to and a valid and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and any other restriction on transferability;

             (vii) this Agreement and the Assignment related to such Receivable constitute a valid sale, transfer, assignment, setover and conveyance to either TFC I or TFC II, as the case may be, of all right, title and interest of the Company in and to such Receivable;

            (viii) the Billed Amount of such Receivable is net of contractual allowances, any offset or other modifications and such Receivable is entitled to be paid pursuant to the terms of the related Contract, has not been paid in full or been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission or modification by the Company or Tyco Manufacturing (in each case, excluding any contractual allowances of the types set forth in Schedule 2 to the Funding Agreement granted by the Company or Tyco Manufacturing in the ordinary course of its business and in accordance with the Credit and Collection Policies, which allowances shall by typical for businesses similar to the Company's or Tyco Manufacturing's);

              (ix) the Company has submitted all necessary documentation (including any invoice) for payment of such Receivable to the Obligor and has fulfilled all its other obligations in respect thereof;

               (x) such Receivable has a Maturity Date no later than 270 days from its Billing Date;

              (xi) such Receivable is an "account" or "chattel paper" within the meaning of the UCC of the jurisdiction where the Company's chief executive office is located;

             (xii) neither such Receivable nor its related Contract contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation in any material respect;

            (xiii) such Receivable does not represent "billed but not yet shipped" goods or merchandise, unperformed services, consigned goods or "sale or return" goods; nor does such Receivable arise from a transaction for which any additional performance by the Company or acceptance or other act of the Obligor remains to be performed as a condition to payments on such Receivable;

             (xiv) there are no proceedings or investigations pending or threatened before any Governmental Authority (A) asserting the invalidity of such Receivable or such Contract, (B) asserting the bankruptcy or insolvency of the related Obligor, (C) seeking the payment of such Receivable or payment and performance of such Contract or
     (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

              (xv) as of the applicable date of transfer hereunder, no Obligor on such Receivable is bankrupt or insolvent, is unable to make payment of its obligations when due, is the debtor in a voluntary or involuntary bankruptcy proceeding, or is the subject of a comparable receivership or insolvency proceeding, other than Obligors under the protection of a bankruptcy court or receivership which has approved payment by any such Obligor of such Receivable; and

             (xvi) the Company has no knowledge of any fact (including any defaults by the Obligor on any other accounts) which leads it or reasonably should have led it to expect that the Billed Amount of such Receivable will not be paid in full when due or to expect any other Material Adverse Effect;

It is understood and agreed that the representations and warranties described in this Section 4.01 shall survive the sale of the Transferred Receivables to either of the Funding Corporations, any subsequent assignment of the Transferred Receivables by either of the Funding Corporations (including its grant of a first priority perfected security interest in, to and under the Transferred Receivables, pursuant to the Funding Agreement, in order to secure the due payment and performance by either of the Funding Corporations of TFC Secured Obligations), and the termination of this Agreement and the Funding Agreement and shall continue so long as any Transferred Receivable shall remain outstanding.

          SECTION 4.02.  Covenants of the Company.  (a) Offices and Records.
                         ------------------------       -------------------
The Company shall keep its chief place of business and chief executive offices and the office where it keeps its Records at the respective locations specified in Section 4.01(a)(x) or, upon 30 days prior written notice to the Funding Corporations, FSA and the Collateral Agent, at such other location in a jurisdiction where all action required by Section 4.02(f) shall have been taken with respect to the Transferred Receivables. The Company shall, for not less than three years or for such longer period as may be required by law, from the date on which any Transferred Receivable arose, maintain the Records with respect to each Transferred Receivable, including records of all payments received, credits granted and merchandise returned. The Company will permit representatives of each Funding Corporation, the Servicer, FSA, the Operating Agent or the

Collateral Agent at any time and from time to time during normal business hours, and at such times outside of normal business hours, upon reasonable prior notice, as either Funding Corporation, FSA, the Servicer, the Operating Agent or the Collateral Agent shall reasonably request, (i) to inspect and make copies of and abstracts from such records, and (ii) to visit the properties of the Company utilized in connection with the collection, processing or servicing of the Transferred Receivables for the purpose of examining such Records, and to discuss matters relating to the Transferred Receivables or the Company's performance under this Agreement or the affairs, finances and accounts of the Company with any of its officers, directors, employees, representatives or agents and with its independent certified accountants and advise such accountants that the Funding Corporations, the Operating Agent, FSA, the Servicer and the Collateral Agent have been authorized to review and discuss with such accountants any and all financial statements and other information of any kind that they may have with respect to the Company and direct such accountants to comply with any request of the Funding Corporations, the Operating Agent, FSA, the Servicer or the Collateral Agent for such information. In connection therewith, the Company, the Operating Agent, FSA or the Collateral Agent may institute procedures to permit it to confirm the Obligor outstanding balances in respect of any Transferred Receivables. The Company agrees to render to TFC I, TFC II, FSA, the Operating Agent and the Collateral Agent, at the Company's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If a Termination Event under the Funding Agreement shall have occurred and be continuing, promptly upon request therefor, the Company shall assist the Funding Corporations in delivering to the Operating Agent records reflecting activity through the close of business on the immediately preceding Business Day.

          (b)  Collection of Transferred Receivables.  TFC I has established
               -------------------------------------
with a Lockbox Bank a Lockbox Account, and TFC II has established with a Lockbox Bank a Lockbox Account, into which the Company and TFC I or TFC II as the case may be shall deposit from time to time all monies, instruments and other property received by either of them as Collections or Proceeds of the Tier I Transferred Receivables and Tier II Transferred Receivables, respectively. Except for Toys'R'Us, the Company has instructed all existing Obligors, and will instruct all future Obligors, to make payments in respect of Transferred Receivables only (i) by check or money order mailed to one or more lockboxes or post office boxes in the name and under the control of the Collateral Agent (each such box being a "Lockbox"), or (ii) by wire transfer or moneygram directly to a Lockbox Account established by TFC I or a Lockbox Account established by TFC II, as the case may be ("Wire Payments") in the name and under the control of the Collateral Agent. The Lockboxes to which mail payments are made as of the date hereof listed are listed on the attached Schedule IV. The Company shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited, and the same shall be deposited in the applicable Lockbox Account in the form so received (with all necessary endorsements), on the next Business Day after the Business Day on which such check or other instruments are received. In addition, the Company shall deposit or cause to be deposited in the Lockbox Account for Tier I Receivables or in the Lockbox Account for Tier II Receivables, as appropriate, all cash, checks, money orders or other Collections or Proceeds received other than in a Lockbox or by Wire Payments, in the form so received (with all necessary endorsements), not later than the close of business on the Business Day following the date of such receipt, and until so deposited all such items or other Collections or Proceeds shall be held in trust for the Collateral Agent and FSA; provided that any payments by Toys'R'Us in respect of the Transferred
         --------
Receivables shall be delivered directly by Toys'R'Us to a bonded courier acceptable to Redwood and FSA and directly upon receipt thereof on the day so received, deposited into the Collection Account or deposited directly by Toys'R'Us into the applicable Lockbox Account. FSA, the Company and GE Capital will agree on satisfactory procedures for collecting payments from Toys'R'Us from time to time. In connection with such collections, the Company may take (and at the Collateral Agent's or FSA's direction after a Termination Event has occurred and is continuing, shall take) such action as either TFC I or TFC II or the Collateral Agent or FSA, in each case with the prior written consent of FSA, may deem necessary or advisable to enforce collection of the Transferred Receivables; provided, however, that the Collateral Agent may, at any time that a Termination Event has occurred and is continuing, notify any Obligor with respect to any Transferred Receivables of the assignment of such Transferred Receivables to the Collateral Agent and direct that payments of all amounts due or to become due thereunder be made directly to the Collateral Agent or any servicer, collection agent or lockbox or other account designated by the Collateral Agent and, upon such notification the Collateral Agent may enforce collection of any such Receivable and adjust, settle or compromise the amount or payment thereof, subject in each case to the prior written approval of FSA.

          (c)  Maintain Records of Transferred Receivables.  The Company as
               -------------------------------------------
Servicer shall, at its own cost and expense, maintain satisfactory and complete records of the Transferred Receivables, including a record of all payments received and all credits granted with respect to the Transferred Receivables and all other dealings with the Transferred Receivables. The Company as Servicer will mark conspicuously with a legend, in form and substance satisfactory to the Operating Agent and FSA, its records, computer tapes, computer disks and credit files pertaining to the Transferred Receivables, and its file cabinets or other storage facilities where it maintains information pertaining to the Transferred Receivables, to evidence this Agreement, the transfers hereunder and that ownership of each Transferred Receivable is held by either TFC I or TFC II or their respective assignees. Upon the occurrence and during the continuation of a Termination Event, the Company as Servicer shall (i) provide to the Operating Agent and FSA or its representatives with access to, at any time on demand of the Operating Agent or FSA, all of the Company's facilities, personnel, books and records pertaining to the Transferred Receivables, including all Records, and (ii) allow the Operating Agent and FSA to occupy the premises of the Company where such books and Records are maintained, and utilize such premises, the equipment thereon and any personnel of the Company that either such party may wish to employ to administer, service and collect the Transferred Receivables.

          (d)  Compliance With Credit and Collection Policies.  The Company
               ----------------------------------------------
shall comply in all respects with the Credit and Collection Policies with regard to each Transferred Receivable and the related Contracts, and with the terms of such Receivables and Contracts.

          (e)  Notice of Adverse Claim.  The Company shall advise TFC I, TFC II,
               -----------------------
FSA, the Operating Agent and the Collateral Agent promptly, in writing and in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Transferred Receivables, (ii) of any determination that a Sold Receivable, or any other Receivable designated as an Eligible Receivable in a Request Notice or otherwise, was not an Eligible Receivable at such time, and
(iii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Transferred Receivables or on the validity of the transfers in this Agreement.

          (f)  Further Assurances; Financing Statements.  (i) The Company agrees
               ----------------------------------------
that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that TFC I, TFC II, the Operating Agent, FSA or the Collateral Agent may reasonably request to perfect, preserve, continue and maintain fully and protect the transfers made and the right, title and interest (including any security interests) granted to either Funding Corporation by this Agreement or to enable TFC I, TFC II, the Operating Agent, FSA or the Collateral Agent to exercise and enforce its rights and remedies under this Agreement or any of the Related Documents with respect to any Transferred Receivables. Without limiting the generality of the foregoing, the Company shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that TFC I, TFC II, the Operating

Agent, FSA or the Collateral Agent may reasonably request to protect, preserve and perfect the transfers and security interests granted by this Agreement, free and clear of all Adverse Claims and Restrictions on Transferability. Without limitation of the foregoing, the Company shall, upon the request of FSA, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within five (5) days of such request, such amendments hereto and such further instruments and take such further action as may be necessary or advisable to effectuate the intention, performance and provisions of this Agreement and the Related Documents or to protect the interest of TFC I in the Tier I Receivables and TFC II in the Tier II Receivables, free and clear of all Adverse Claims and Restrictions on Transferability. In addition, the Company and the Operating Agent agree to cooperate with S&P and Moody's in connection with any review of the transactions contemplated hereby or by the Related Documents which may be undertaken by S&P and Moody's after the date hereof.

          (ii) The Company hereby authorizes TFC I, TFC II, FSA and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Receivables without the signature of the Company where permitted by law. A carbon, photographic or other reproduction of this Agreement or any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

          (g)  Assignment.  The Company acknowledges that, pursuant to the
               ----------
Funding Agreement, each of TFC I and TFC II may assign all of its right, title and interest in, to and under the Transferred Receivables and TFC Loans and its rights, title and interest under this Agreement, including its right to exercise the remedies created by Section 4.05 hereof, to Redwood and the Collateral Agent. The Company agrees that, upon such assignment, the assignee may enforce directly, without joinder of either Funding Corporation, the repurchase obligations of the Company set forth in Section 4.05 hereof with respect to breaches of the representations and warranties or covenants set forth in Sections 4.01 and 4.02 of this Agreement.

          (h) Compliance With Agreements and Applicable Laws.  The Company shall
              ----------------------------------------------
perform each of its obligations under this Agreement and the Related Documents and comply with all material requirements of any law, rule or regulation applicable to it.

          (i) Corporate Existence.  The Company shall maintain its corporate
              -------------------
existence and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in Section 4.01 hereof) and shall conduct its business in accordance with the terms of its certificate of incorporation and bylaws.

          (j) Financial Statements; Accountants' Reports; Other Information.
              -------------------------------------------------------------
The Company shall keep or cause to be kept in reasonable detail books and records of account of the Company's assets and business, including, but not limited to, books and records relating to the transactions contemplated herein and in the Related Documents, which shall be furnished to the Operating Agent or FSA upon request. The books of the Company shall be kept on an accrual basis and the Company shall report its operations for tax purposes on an accrual basis. The fiscal year of the Company shall end on December 31 of each year. The Company shall furnish or cause to be furnished to the Operating Agent and
FSA:

               (i)  Annual Financial Statements.  As soon as publicly available,
                    ---------------------------
     and in any event within 90 days after the close of each fiscal year of Tyco Toys, Inc., the consolidated audited balance sheets of Tyco Toys, Inc. as of the end of such fiscal year and the consolidated audited statements of income, changes in shareholders' equity and cash flows of Tyco Toys, Inc. for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of the independent accountants of Tyco Toys, Inc. (Deloitte & Touche or any "Big 6" accounting firm shall be acceptable to FSA and the Operating Agent) and by the certificate specified in Section 4.02(k) hereof.

              (ii)  Quarterly Financial Statements.  As soon as publicly
                    ------------------------------
     available, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of Tyco Toys, Inc., the consolidated unaudited balance sheets of Tyco Toys, Inc. as of the end of such quarter and the consolidated unaudited statements of income, changes in shareholders' equity and cash flows of Tyco Toys, Inc. for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in
     Section 4.02(k) hereof.

             (iii)  Accountants' Reports.  Promptly upon receipt thereof, copies
                    --------------------
     of any reports submitted to the Company by its independent accountants in connection with any examination of the financial statements of the Company.

              (iv)  Certain Information.  Promptly after the filing or sending
                    -------------------
     thereof, copies of all proxy statements, financial statements, reports, and registration statements which the Company or Tyco Toys, Inc. files with, or delivers to, the Internal Revenue Service, the Securities Exchange Commission or any other federal government agency, authority or body which supervises the issuance of securities by the Company or Tyco Toys, Inc. or any national securities exchange.

          (k) Compliance Certificate.  The Company shall deliver to the
              ----------------------
Operating Agent and FSA concurrently with the delivery of the financial statements required pursuant to Section 4.02(j)(i) and (ii) hereof, a certificate signed on its behalf by the Chief Financial Officer of the Company stating that:

               (i) a review of the Company's performance under this Agreement and the Related Documents during such period has been made under such officer's supervision;

              (ii) to the best of such individual's knowledge following due inquiry, no Termination Event or event which, upon the giving of notice or the passage of time, or both, would become a Termination Event, has occurred, or if a Termination Event or such other event has occurred, specifying the nature thereof and, if the Company has a right to cure pursuant to the Funding Agreement, stating in reasonable detail the steps, if any, being taken by the Company to cure such Termination Event or other event or to otherwise comply with the terms of the agreement to which such Termination Event or other event relates; and

             (iii) the financial reports attached thereto and submitted in accordance with Section 4.02(j)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Tyco Toys, Inc. and its consolidated Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP consistently applied (subject as to interim statements to normal year-end adjustments) and the attached computations indicate compliance by the Company with the covenants set forth in Section 7.06 of the Funding Agreement and other agreements of the Company herein.

          (l) Notice of Material Event.  The Company shall promptly inform the
              ------------------------
Operating Agent and FSA in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Company or with respect to or in connection with all or any portion of the Transferred Receivables, involving potential damages or penalties in an uninsured amount in excess of $100,000 in any one instance or $500,000 in the aggregate;

              (ii) any change in the location of Company's principal office or any change in the location of the Company's books and records;

             (iii) the occurrence of any Termination Event or event which, upon the giving of notice or the passage of time, or both, would become a Termination Event;

              (iv) the commencement or threat of any rule making or disciplinary proceedings or any proceedings instituted by or against the Company in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which, if adversely determined, would have a Material Adverse Effect with respect to the Company;

               (v) the commencement of any proceedings by or against the Company under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Company or any of its assets;

              (vi) the receipt of notice that (A) the Company is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Company's business is to be, or may be, suspended or revoked, or (C) the Company is to cease and desist any practice, procedure or policy employed by the Company in the conduct of its business, and such cessation may have a Material Adverse Effect with respect to the Company; or

             (vii) any other event, circumstance or condition that has had, or has a material possibility of having, a Material Adverse Effect in respect of the Company.

          (m) Maintenance of Licenses.  The Company shall maintain all licenses,
              -----------------------
permits, charters and registrations which are material to the conduct of its business.

          (n) Use of Proceeds.  The Company shall apply its funds towards
              ---------------
general corporate purposes and towards the other sums payable by the Company under this Agreement and the Related

Documents in connection with the transactions contemplated hereby and by the Related Documents and for no other purpose.

          (o)  Separate Identity.
               -----------------

               (i) The Company shall maintain corporate records and books of account separate from those of both of the Funding Corporations.

              (ii) The annual financial statements of Tyco Toys Inc. shall disclose the effects of the Company's transactions in accordance with GAAP and the annual financial statements of Tyco Toys, Inc. shall disclose that the assets of neither of the Funding Corporations are available to pay creditors of the Company, Tyco Manufacturing, or any other Affiliate of the Company.

             (iii) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Company as official records.

              (iv) The Company shall use its best efforts to maintain an arm's-length relationship with TFC I and TFC II and will not hold itself out as being liable for the debts of either of the Funding Corporations.

               (v) The Company shall use its best efforts to keep its assets and its liabilities wholly separate from those of each of TFC I and TFC II.

               (vi) The Company will conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the Company.

               (vii) The Company will use its best efforts to avoid the appearance of conducting business on behalf of the Funding Corporations or that the assets of the Company are available to pay the creditors of either of the Funding Corporations.

               (viii) The Company will cause operating expenses and liabilities of the respective Funding Corporations to be paid from their respective funds.

          (p) ERISA.  The Company shall give the Operating Agent and FSA prompt
              -----
notice of each of the following events (but in no event more than 30 days after the occurrence of the event): (i) an Accumulated Funding Deficiency, (ii) the failure to make a material required contribution to a Plan or Multiemployer Plan (but in no event will a contribution failure sufficient to give rise to a lien under (S)302(f) of ERISA be considered immaterial), (iii) a Reportable Event, (iv) any action by a Commonly Controlled Entity to terminate any Plan or withdraw from any Multiemployer Plan, (v) any action by the PBGC to terminate or appoint a trustee to administer a Plan, (vi) the reorganization or insolvency of any Multiemployer Plan and (vii) an aggregate Underfunding for all Underfunded Plans in excess of $100,000. In addition, the Company shall promptly (but in no case more than 30 days following issuance or receipt by the Commonly Controlled Entity) provide to FSA a copy of all correspondence between a Commonly Controlled Entity and the PBGC, Internal Revenue Service, Department of Labor or the administrators of a Multiemployer Plan relating to any of the events described in the preceding sentence or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan which could result in a material liability.

          (q) Cooperation With Requests for Information or Documents.  The
              ------------------------------------------------------
Company will cooperate fully with all reasonable requests of Redwood, FSA, the Operating Agent and the Collateral Agent regarding the provision of any information or documents, necessary, including the provision of such information or documents in electronic or machine-readable format, or desirable to allow each of Redwood, the Operating Agent, FSA and the Collateral Agent to carry out its responsibilities under the Related Documents.

          (r)  Payment, Performance and Discharge of Obligations.  The Company
               -------------------------------------------------
will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due the non-payment, performance or discharge of which would have a Material Adverse Effect, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Company and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of an Adverse Claim against any of its properties;

          SECTION 4.03.  Negative Covenants of the Company.  The Company shall
                         ---------------------------------
not, without the prior written consent of TFC I, TFC II, the Operating Agent, FSA and the Collateral Agent:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, or agree to create, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of, any Adverse Claim upon or with respect to, or assign any right to receive income in respect of any Transferred

Receivable or related Contract with respect thereto, or upon or with respect to the Lockbox Accounts or Lockboxes or any other account in which any Collections or Proceeds of any Transferred Receivables are deposited;

          (b) extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto;

          (c) make any change in its instructions to Obligors regarding payments to be made to the Funding Corporations or payments to be deposited to the Lockbox Accounts or Lockboxes;

          (d) merge with or into, consolidate with or into, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person (whether in one transaction or in a series of transactions);

          (e) make statements or disclosures or prepare any financial statements which shall account for the transactions contemplated by this Agreement in any manner other than as a sale of the Transferred Receivables to either TFC I or TFC II, as the case may be, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a sale or absolute assignment of the Transferred Receivables;

          (f) The Company shall not amend, supplement or otherwise modify its certificate of incorporation or bylaws (or permit any of the foregoing) to the extent that such modification would have a Material Adverse Effect.

          (g) The Company shall not (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights under this Agreement or the Related Documents that are material to the rights, benefits or obligations of the Funding Corporations, Redwood or FSA (however, nothing herein shall be construed to constitute a guarantee of collectibility by the Company); (ii) waive or alter any rights with respect to the Receivables (or any agreement or instrument relating thereto);
(iii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Receivables; or (iv) fail to pay any tax, assessment, charge or fee with respect to the Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the first priority perfected interest of TFC I and TFC II in the Tier I Receivables or the

Tier II Receivables, respectively, or the Company's right, title or interest in the Receivables.

          (h) The Company shall not consolidate with or merge with or into any Person or, except as permitted by this Agreement, transfer all or any material amount of its assets to any Person or liquidate or dissolve.

          (i) Neither the Company nor any Commonly Controlled Entity will:

          (i) terminate any Plan so as to incur any material liability to the PBGC;

         (ii) knowingly participate in any "prohibited transaction" (as defined in ERISA) involving any Plan or Multiemployer Plan or any trust created thereunder which would subject any of them to a material tax or penalty on prohibited transactions imposed under Section 4975 of the Code or ERISA;

        (iii) fail to pay to any Plan or Multiemployer Plan any contribution which it is obligated to pay under the terms of such Plan or Multiemployer Plan, if such failure would cause such plan to have any material Accumulated Funding Deficiency, whether or not waived; or

         (iv) allow or suffer to exist any occurrence of a Reportable Event, or any other event or condition, which presents a material risk of termination by the PBGC on any Plan or Multiemployer Plan, to the extent that the occurrence or nonoccurrence of such Reportable Event or other event or condition is within the control of it or any Commonly Controlled Entity.

          (j) The Company shall not make any change to the Credit and Collection Policies or the terms of the contractual dilutions without the prior written consent of FSA.

          (k) Tax Status of Advances.  The Company, shall not take or permit
              ----------------------
(other than with respect to actions taken or to be taken solely by a government or governmental authority) to be taken any action which would have the effect directly or indirectly of subjecting interest on any of the Advances or the Commercial Paper to withholding taxation in the hands of, respectively, TFC I, TFC II, Redwood or holders of the Commercial Paper generally who are residents of the United States, and will perform all of its obligations under this Agreement and the Related Documents to prevent or cure any default by the Company which would have the effect, directly or indirectly, of subjecting interest on any of the Advances or the Commercial Paper to withholding taxation.

          SECTION 4.04.  Restatement of Representations, Warranties and
                         ----------------------------------------------
Covenants.  The Company hereby restates, and makes, for the benefit of FSA, each
- ---------
of its representations, warranties, covenants and other agreements as set forth in this Agreement and each of the other Related Agreements, to be included in the Insurance and Indemnity Agreement, in each case with the same force and effect as if each such representation, warranty, covenant and agreement were set forth in full in the Insurance and Indemnity Agreement.

          SECTION 4.05.  Breach of Representations, Warranties or Covenants.
                         --------------------------------------------------
Upon discovery by the Company, TFC I or TFC II, the Operating Agent, Redwood, the Collateral Agent or any assignee of either of the Funding Corporations' rights hereunder, of a breach of any of the representations, warranties or covenants described in Section 4.01, 4.02 or 4.03 hereof which is reasonably likely to have a Material Adverse Effect on the value of a Transferred Tier I Receivable or a Transferred Tier II Receivable or the interests of either of the Funding Corporations, Redwood, FSA or the Collateral Agent therein, the party discovering such breach shall give prompt written notice to the other parties. Thereafter, if requested by notice from TFC I or TFC II or any assignee of either of the Funding Corporations, the Company shall on the next succeeding Business Day make a payment of the Rejected Amount (as defined under the Funding Agreement) in cash to either TFC I or TFC II, as the case may be, in an amount equal to the Billed Amount of such Receivable less Collections received in
                                              ----
respect thereof by remitting the amount of such payment to the Collection Account in accordance with the terms of the Funding Agreement. Notice of any such payment and the amount thereof shall promptly be given to FSA by the Company.


                                   ARTICLE V

                           TFC I LOANS TO THE COMPANY

          SECTION 5.01.  TFC I Loans.  TFC I hereby agrees, on the terms and
                         -----------
subject to the conditions of this Agreement, upon request of the Company, to make advances (each, a "TFC I Loan") to the Company to the extent of its available funds during the term of this Agreement in an aggregate principal amount at any one time outstanding up to, but not exceeding, the Maximum Facility Commitment. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow; provided that no such TFC I Loans may be made if a
                            --------
Termination Event or an Event of Servicer Termination, or an event which, upon the giving of notice or the passage of time, or both would become a Termination Event or an Event of Servicer Termination has occurred and is continuing, or if, after giving effect thereto, there would be a Funding Excess or any amounts are outstanding under the TFC I Deferred Sale Prices.

          SECTION 5.02.  Notices Relating to Loans.  The Company shall give TFC
                         -------------------------
I and the Operating Agent same day notice, and FSA a monthly report (with the option reserved by FSA to receive daily notice upon request therefor), of each borrowing and repayment of each TFC I Loan. Each such notice of borrowing or repayment shall specify the amount of TFC I Loans to be borrowed or repaid and the date of such action (which shall be a Business Day).

          SECTION 5.03.  Disbursement of Loan Proceeds.  Not later than 3:00
                         -----------------------------
p.m., New York City time, on the date specified for each TFC I Loan hereunder, TFC I shall transfer, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the TFC I Loan to be made on such date, to the account designated by the Company maintained with [depository institution], in accordance with instructions previously supplied to TFC I.

          SECTION 5.04.  Company Note I.  (a)  TFC I Loans made by TFC I
                         --------------
hereunder shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit 2A hereto ("Company Note I"). Company Note I shall be dated the date of this Agreement, shall be payable to the order of TFC I in a principal amount equal to $100,000,000 and shall otherwise be duly completed.

          (b) TFC I shall enter on a schedule attached to Company Note I a notation (which may be computer generated) with respect to each TFC I Loan made hereunder of: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. The failure of TFC I to make a notation on the schedule to Company Note I as aforesaid shall not limit or otherwise affect the obligation of the Company to repay TFC I Loans in accordance with their respective terms as set forth herein.

          (c) The Company acknowledges that Company Note I is pledged to the Collateral Agent, on behalf of the Lender and FSA, pursuant to the Funding Agreement to secure the obligations of TFC I thereunder.

          SECTION 5.05.  Principal Repayments.  TFC I Loans may be repaid by the
                         --------------------
Company at any time and from time to time, in whole or in part, upon prior written notice to TFC I, FSA and Operating Agent as provided in Section 5.02.
In addition, TFC I Loans shall be payable immediately on demand of TFC I or, upon the occurrence and during the continuation of a Termination Event or an Event of Servicer Termination, of FSA. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder; provided, however, that all repayments of TFC I Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid to (but excluding) the date of such repayment.

          SECTION 5.06.  Interest.  (a)  On each monthly anniversary of the date
                         --------
hereof, the Company shall pay to TFC I interest at the prime rate plus 1% (the "Company Interest Rate") on the unpaid principal amount of each TFC I Loan for the period commencing on and including the date of such TFC I Loan until but excluding the date such TFC I Loan shall be paid in full.

          (b) Notwithstanding the foregoing, the Company shall pay interest on unpaid interest, on any TFC I Loan or any installment thereof, and on any other amount payable by the Company hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is paid in full at the applicable Company Interest Rate.

          SECTION 5.07.  Time and Method of Payments.  All payments of
                         ---------------------------
principal, interest and other amounts (including indemnities) payable by the Company hereunder shall be made in Dollars, in immediately available funds, to TFC I not later than 11:00 a.m., New York City time, on the date on which such payment shall become due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under Company Note I shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and Company Note I. Upon payment in full of Company Note I, following the end of the term of this Agreement, TFC I shall mark Company Note I "Paid" and return it to the Company.


                                   ARTICLE VI

                          TFC II LOANS TO THE COMPANY

          SECTION 6.01.  TFC II Loans.  TFC II hereby agrees, on the terms and
                         ------------
subject to the conditions of this Agreement, upon request of the Company, to make advances (each, a "TFC II Loan") to the Company to the extent of its available funds during the term of this Agreement in an aggregate principal amount at any one time outstanding up to, but not exceeding, the Maximum Facility Commitment. Subject to the terms of this Agreement, the

Company may borrow, repay and reborrow; provided that no such TFC II Loans may
                                        --------
be made if a Termination Event or an Event of Servicer Termination, or an event which, upon the giving of notice or the passage of time, or both would become a Termination Event or an Event of Servicer Termination, has occurred and is continuing, or if, after giving effect thereto, there would be a Funding Excess or any amounts are outstanding under the TFC II Deferred Sale Prices.

          SECTION 6.02.  Notices Relating to Loans.  The Company shall give TFC
                         -------------------------
II and the Operating Agent same day notice, and FSA a monthly report (with the option reserved by FSA to receive daily notice upon request therefor) of each borrowing and repayment of each TFC II Loan. Each such notice of borrowing or repayment shall specify the amount of TFC II Loans to be borrowed or repaid and the date of such action (which shall be a Business Day).

          SECTION 6.03.  Disbursement of Loan Proceeds.  Not later than 3:00
                         -----------------------------
p.m., New York City time, on the date specified for each TFC II Loan hereunder, TFC II shall transfer, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the TFC II Loan to be made on such date, to the account designated by the Company maintained with [depository institution], in accordance with instructions previously supplied to TFC II.

          SECTION 6.04.  Company Note II.  (a) TFC II Loans made by TFC II
                         ---------------
hereunder shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit 2B hereto ("Company Note II"). Company Note II shall be dated the date of this Agreement, shall be payable to the order of TFC II in a principal amount equal to $100,000,000 and shall otherwise be duly completed.

          (b) TFC II shall enter on a schedule attached to Company Note II a notation (which may be computer generated) with respect to each TFC II Loan made hereunder of: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. The failure of TFC II to make a notation on the schedule to Company Note II as aforesaid shall not limit or otherwise affect the obligation of the Company to repay TFC II Loans in accordance with their respective terms as set forth herein.

          (c) The Company acknowledges that Company Note II is pledged to the Collateral Agent, on behalf of the Lender and FSA, pursuant to the Funding Agreement to secure the obligations of TFC II hereunder.

          SECTION 6.05.  Principal Repayments.  TFC II Loans may be repaid by
                         --------------------
the Company at any time and from time to time, in whole or in part, upon prior written notice to TFC II, FSA and Operating Agent as provided in Section 6.02. In addition, TFC II Loans shall be payable immediately on demand of TFC II or, upon the occurrence and during the continuation of a Termination Event or an Event of Servicer Termination, of FSA. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder; provided, however, that all repayments of TFC II Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid to (but excluding) the date of such repayment.

          SECTION 6.06.  Interest.  (a) On each monthly anniversary of the date
                         --------
hereof, the Company shall pay to TFC II interest at the prime rate plus 1% (the "Company Interest Rate") on the unpaid principal amount of each TFC II Loan for the period commencing on and including the date of such TFC II Loan until but excluding the date such TFC II Loan shall be paid in full.

          (b) Notwithstanding the foregoing, the Company shall pay interest on unpaid interest, on any TFC II Loan or any installment thereof, and on any other amount payable by the Company hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is paid in full at the applicable Company Interest Rate.

          SECTION 6.07.  Time and Method of Payments.  All payments of
                         ---------------------------
principal, interest and other amounts (including indemnities) payable by the Company hereunder shall be made in Dollars, in immediately available funds, to TFC II not later than 11:00 a.m., New York City time, on the date on which such payment shall become due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under Company Note II shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and Company Note II. Upon payment in full of Company Note II, following the end of the term of this Agreement, TFC II shall mark Company Note II "Paid" and return it to the Company.

                                   ARTICLE VII
                                   -----------

                              COLLATERAL SECURITY
                              -------------------

          SECTION 7.01.  Security Interest.  The Company hereby grants each of
                         -----------------
TFC I and TFC II a security interest ("Security Interest") in the following property, wherever located and whether now owned or hereafter acquired by the Company (collectively, the "Collateral"):

          (a) all accounts, inventory, general intangibles, chattel paper, documents, and instruments (each as defined in the UCC), whether or not specifically assigned to the Funding Corporations;

          (b) all books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software, and other related property and rights) at any time evidencing or relating to any Collateral; and

          (c) all monies, securities and other property, now or hereafter held or received by, or in transit to either of the Funding Corporations from or for the Company, and all of the Funding Corporations' credits, and balances with the Company existing at any time, provided that the Collateral shall not include any items of property in which a security interest is not granted as a result of the terms of the Security Agreement delivered pursuant to the Inventory Facility and provided further that any portion of the Collateral may be sold, transferred, conveyed, assigned or otherwise disposed of, free and clear of the security interest granted hereunder, to the extent provided in Section 6.8 of the Inventory Facility.

          SECTION 7.02.  Other Collateral; Rights in Receivables.  Nothing
                         ---------------------------------------
contained in this Article shall limit the rights of TFC I or TFC II, as the case may be in and to any other collateral securing the Collateral Obligations which may have been or may hereafter be granted to TFC I or TFC II as the case may be, by the Company or any third party pursuant to any other agreement nor the rights of TFC I or TFC II, as the case may be, under any of the Transferred Receivables.

          SECTION 7.03.  Indebtedness Secured.  The Security Interest secures
                         --------------------
payment of any and all recourse obligations of the Company to TFC I or TFC II, as the case may be hereunder, including but not limited to those set forth in Sections 4.05 and 8.01.

          SECTION 7.04.  Further Action Evidencing Security Interest.  (a) The
                         -------------------------------------------
Company agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate or that either of the Funding Corporations may reasonably request in order to perfect, protect or more fully evidence the Security Interest, or to enable either of the Funding Corporations to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Company will, upon the request of either of the Funding Corporations: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as either of the Funding Corporations may request, in order to perfect, protect, or evidence such Security Interest and (ii) mark conspicuously or segregate any Collateral in a manner acceptable to the Funding Corporations.

          (b) The Company hereby authorizes both TFC I and TFC II to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or part of any of TFC I's or TFC II's, as the case may be, interest now existing or hereafter arising with respect to the Collateral now existing or hereafter arising without the signature of the Company where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral, or any part thereof, shall be sufficient as a financing statement where permitted by law.

          (c) If the Company fails to perform any agreement or obligations under this Section, either TFC I or TFC II, as the case may be may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of such Funding Corporation incurred in connection therewith shall be payable by the Company upon such Funding Corporation's demand therefor.


                                  ARTICLE VIII

                                INDEMNIFICATION

          SECTION 8.01.  Indemnification.  (a) Without limiting any  other
                         ---------------
rights that TFC I, TFC II, Redwood, the Collateral Agent, FSA or any of their shareholders, officers, employees or agents, any assignee of either Funding Corporation's rights hereunder or such assignee's shareholders, officers, employees or agents (each, an "Indemnified Party") may have hereunder or under applicable law, the Company hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses (excluding consequential damages, but including specifically any fees, including the Premium, past or future), liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or resulting from this Agreement or any Related Documents or the use by the Company of proceeds of any purchase or assignment hereunder or in respect of any Transferred Receivable or any Contract, excluding, however, (x) Indemnified Amounts to the extent resulting solely from gross negligence, acts of bad faith or willful misconduct on the part of such Indemnified Party or (y) recourse for uncollectible or uncollected Transferred Receivables. Without limiting or being limited by the foregoing, the Company shall pay within five Business Days after demand to each Indemnified Party any and all Indemnified Amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

               (i) reliance on any representation or warranty made or deemed made by the Company (or any of its officers) under or in connection with this Agreement or any Related Document, any report or any other information delivered by the Company pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

              (ii) the failure by the Company to comply with any term, provision or covenant contained in this Agreement or any Related Document, or any agreement executed in connection with this Agreement or with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract, or the nonconformity of any Transferred Receivable or the related Contract with any such applicable law, rule or regulation; or

             (iii) the failure to vest and maintain vested in the either of the Funding Corporations, or to transfer to either of the Funding Corporations, legal and equitable title to and ownership of the Receivables which are, or are purported to be, Transferred Receivables, together with all Collections and Proceeds in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the proposed sale of such Receivable or at any time thereafter.

          (b) The Company shall have the right at any time during which any claim is pending to select counsel to defend and settle any such claim so long as in any such event the Company shall have stated in a writing delivered to the applicable Indemnified Party that, as between the Company and such Indemnified Party, the Company is responsible to such Indemnified Party with respect to such claim (other than claims as to which it is ultimately determined that it has no responsibility pursuant to clauses 8.01(a)(x) or 8.01(a)(y)); provided,
                                                                     ---------
however, that if an Indemnified Party shall have been advised by its counsel
- -------
that there are legal defenses available to such Indemnified Party that are different from or additional to those available to the Company, such Indemnified Party shall have the right to employ its own counsel in such action, and in such event, the reasonable fees and disbursements of such counsel shall be paid by the Company. If the Company shall fail to assume the defense of any claim in accordance with the terms of this indemnity, the relevant Indemnified Party shall have the right to select counsel and control the defense of such claim; provided, however, that no Indemnified Party shall settle any such claim without
- -----------------
the prior written consent of the Company, which shall not be unreasonably withheld or delayed.

          SECTION 8.02.  Assignment of Indemnities.  The Company acknowledges
                         -------------------------
that, pursuant to the Funding Agreement, each of TFC I and TFC II may assign its rights of indemnity granted hereunder to Redwood, FSA and the Collateral Agent and upon such assignment, Redwood, FSA or the Collateral Agent, as applicable, shall have all rights of the Funding Corporations hereunder and may in turn assign such rights. The Company agrees that, upon such assignment, Redwood, FSA, the Collateral Agent or the assignee of either Redwood, FSA or the Collateral Agent, as applicable, may enforce directly, without joinder of either TFC I or TFC II, as the case may be, the indemnities set forth in this Article VIII.


                                   ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01.  Notices, Etc.  All notices and other communications
                         -------------
provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile, telex and express mail) and mailed by registered mail or transmitted by facsimile or telex, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto or to FSA as follows:

     To FSA:   Financial Security Assurance Inc.
               350 Park Avenue
               New York, NY  10022
               Attention:  Surveillance Department
               Telex No.:  (212) 688-3101
               Confirmation:  (212) 826-0100
               Telecopy Nos.:  (212) 339-3518
                               (212) 339-3529

               (In each case in which notice or other communication to FSA refers to a Termination Event, an Event of Servicer Termination, a claim on the Policy or with respect to which failure on the part of FSA to respond shall be deemed to constitute consent or acceptance, then copies of such notice or other communication should also be sent to the attention of the General Counsel and the Head--Financial Guaranty Group "URGENT MATERIAL ENCLOSED.")
                                                   ------------------------

All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

          SECTION 9.02.  No Waiver; Remedies.  No failure on the part of the
                         -------------------
Company or TFC I or TFC II or any assignee of either of the Funding Corporations or FSA to exercise, and no delay in exercising, any right hereunder or under any Assignment shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

          SECTION 9.03.  Binding Effect; Assignability.  This Agreement shall be
                         -----------------------------
binding upon and inure to the benefit of the Company, TFC I and TFC II, and their respective successors and permitted assigns. Except as contemplated herein, none of the parties may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the other parties and FSA. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and
                                                --------
remedies pursuant to Section 4.05 with respect to any breach of any representation, warranty or covenants made by the Company pursuant to Sections 4.01, 4.02 and 4.03 and the indemnification and payment provisions of Article VII shall be continuing and shall survive any termination of this Agreement.

          SECTION 9.04.  No Proceedings.  The Company hereby agrees that it will
                         --------------
not, directly or indirectly, institute, or
cause to be instituted, against either of the Funding Corporations any proceeding of the type referred to in Section 9.01(c) of the Funding Agreement (except that such action or event shall be taken by or occur with respect to such Funding Corporation, rather than by or to the parties mentioned in such Section) so long as there shall not have elapsed one year plus one day since the
                                                          ----
latest maturing commercial paper issued by Redwood and allocated to TFC I or TFC II, as the case may be, has been paid in full in cash.

          SECTION 9.05.  Amendments; Consents and Waivers.  No modification,
                         --------------------------------
amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Company or either of the Funding Corporations from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto, and prior written consent is given in writing by Redwood, FSA and the Collateral Agent. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances. This Agreement and the documents referred to herein embody the entire agreement of the Company and each of TFC I and TFC II respectively with respect to the Transferred Receivables and supersede all prior agreements and understandings relating to the subject hereof.

          SECTION 9.06.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
                         ------------------------------------------------------
TRIAL.  (A)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
- -----
WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

          (B) THE COMPANY, TFC I AND TFC II HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO SUCH PERSON AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON SUCH PERSON'S ACTUAL RECEIPT THEREOF. THE COMPANY, TFC I and TFC II EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON
                                                                   ---------
CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND
- ----------
CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE COMPANY OR TFC I or TFC II TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

          (C) THE COMPANY, TFC I AND TFC II EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          SECTION 9.07.  Execution in Counterparts; Severability.  This
                         ---------------------------------------
Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in any jurisdiction, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 9.08.  Descriptive Headings.  The descriptive headings of the
                         --------------------
various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          SECTION 9.09.  No Setoff.  The Company's obligations under this
                         ---------
Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Company might have against TFC I, TFC II, Redwood, the Operating Agent, FSA, the Collateral Agent or any assignee, all of which rights are hereby waived by the Company.

          SECTION 9.10.  Further Assurances.  The Company agrees to do such
                         ------------------
further acts and things and to execute and deliver to TFC I, TFC II, FSA, Redwood, FSA the Operating Agent or any assignee such additional assignments, agreements, powers and instruments as TFC I, TFC II, FSA, Redwood, FSA the Operating Agent or any assignee may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto any such party its respective rights, powers and remedies hereunder.

          SECTION 9.11.  Third-Party Beneficiaries.  This Agreement will inure
                         -------------------------
to the benefit of the parties hereto, FSA and its successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

          SECTION 9.12.  Assignment of Agreement.  The Company acknowledges
                         -----------------------
that, pursuant to the Funding Agreement, each of TFC I and TFC II may assign its rights (in addition to those set forth in Section 8.02) granted hereunder, including any rights in the Collateral granted under Article VII, to the Collateral Agent on behalf of the Secured Parties and upon such assignment, the Collateral Agent shall have all rights of the Funding Corporations hereunder and may in turn assign such rights. The Company agrees that, upon such assignment, the Collateral Agent may enforce directly, without joinder of either TFC I or TFC II, as the case may be, the rights set forth in this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Receivables Transfer Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         TYCO MANUFACTURING CORP.


                         By /s/ R. Michael Kennedy, Jr.
                            Name: R. Michael Kennedy, Jr.
                            Title: Senior V.P.

                         Address: 6000 Midlantic Drive - Room 400
                                  Mt. Laurel, New Jersey  08054
                         Attention: Chief Financial Officer
                         Phone number: (609) 273-1243
                         Telecopier number: (609) 273-2885


                         TYCO FUNDING I CORPORATION


                         By /s/ Anthony Di Michele
                            Name: Anthony Di Michele
                            Title: President & CFO

                         Address: 6000 Midlantic Drive - Room 400
                                  Mt. Laurel, New Jersey  08054
                         Attention: Chief Financial Officer
                         Phone number: (609) 840-2159
                         Telecopier number: (609) 273-2885


                         TYCO FUNDING II CORPORATION


                         By /s/ Anthony Di Michele
                            Name: Anthony Di Michele
                            Title: President & CFO

                         Address: 6000 Midlantic Drive - Room 400
                                  Mt. Laurel, New Jersey  08054
                         Attention: Chief Financial Officer
                         Phone number: (609) 840-2160
                         Telecopier number: (609) 273-2885

                                                                      EXHIBIT 1A

                              FORM OF ASSIGNMENT I

          ASSIGNMENT, dated as of _______________ between Tyco Manufacturing Corp. (the "Company") and Tyco Funding I Corporation ("TFC I").

          1. We refer to the Receivables Transfer Agreement (the "Transfer Agreement") dated as of __________ among the Company, TFC I and TFC II. All provisions of such Transfer Agreement are incorporated herein by reference. All capitalized terms shall have the meanings set forth in the Transfer Agreement.

          2. The Company does hereby sell to TFC I, without recourse, except with respect to contribution obligations pursuant to Section 4.05 of the Transfer Agreement, all right, title and interest of the Company in and to all Tier I Transferred Receivables transferred from time to time in each Sale from the Company under the Transfer Agreement.

          3. Each Sale made from the Company under the Transfer Agreement shall be endorsed by TFC I for TFC I on the grid attached hereto which is a part of this Certificate of Assignment I, and such endorsement shall evidence the ownership of the Tier I Transferred Receivables resulting from such Sale thereof.

          4. THIS CERTIFICATE OF ASSIGNMENT I SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Tyco Manufacturing Corp.

By ________________________
     Name: ________________
     Title: _______________


Tyco Funding I Corp.

By ________________________
     Name: ________________
     Title: _______________

                                                                      EXHIBIT 1B

                             FORM OF ASSIGNMENT II

          ASSIGNMENT, dated as of __________ between Tyco Manufacturing Corp. (the "Company") and Tyco Funding II Corporation ("TFC II").

          1. We refer to the Receivables Transfer Agreement (the "Transfer Agreement") dated as of __________ among the Company, TFC I and TFC II. All provisions of such Transfer Agreement are incorporated herein by reference. All capitalized terms shall have the meanings set forth in the Transfer Agreement.

          2. The Company does hereby sell to TFC II, without recourse, except with respect to contribution obligations pursuant to Section 4.05 of the Transfer Agreement, all right, title and interest of the Company in and to all Tier II Transferred Receivables transferred from time to time in each Sale from the Company under the Transfer Agreement.

          3. Each Sale made from the Company under the Transfer Agreement shall be endorsed by TFC II for TFC II on the grid attached hereto which is a part of this Certificate of Assignment II, and such endorsement shall evidence the ownership of the Tier II Transferred Receivables resulting from such Sale thereof.

          4. THIS CERTIFICATE OF ASSIGNMENT II SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Tyco Manufacturing Corp.

By ________________________
     Name: ________________
     Title: _______________


Tyco Funding II Corp.

By ________________________
     Name: ________________
     Title: _______________

                                                                      EXHIBIT 2A

                             FORM OF COMPANY NOTE I


  ______________$                                                         [Date]



          FOR VALUE RECEIVED, [Company] a _______________ (the "Company"), hereby promises to pay to [Tyco Funding I Corporation] (the "Lender"), for its account, at _____________, the principal sum of ____________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the TFC I Loans made by the Lender to the Company under the Transfer Agreement referred to below), in lawful money of the United States of America and in immediately available funds immediately on the demand of the Lender.

          The date, amount and interest rate, of each TFC I Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

          This Note is the Company Note I referred to in the Receivables Transfer Agreement (as modified and supplemented and in effect from time to time, the "Transfer Agreement") dated as of ________________ among the Company, the Lender, TFC I and TFC II and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note and not defined herein have the respective meanings assigned to them in the Transfer Agreement.

          The Transfer Agreement provides for prepayments of Loans upon the terms and conditions specified therein.

          Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Company under this Note, when combined with any and all other charges provided for in this Note, in the Funding Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Company shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Company is equal to the total interest that would have been paid had such applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

          If any payment under this Note falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest (calculated at the Company Interest Rate for each day during the period then ending) shall be payable on any principal so extended.

          The Company expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

          This Note is made and delivered in New York, New York and shall be governed by, and construed in accordance with, the internal laws (without application of its conflict of laws provisions) of the State of New York.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

                                       Very truly yours,

                                       [NAME OF COMPANY]


                                       By:____________________________
                                       Name:
                                       Title:

                               SCHEDULE OF LOANS
                               -----------------


          This Note evidences demand TFC I Loans made under the within-described Transfer Agreement to the Company, on the date, at the interest rate, and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

================================================================================
           Principal                   Amount       Unpaid        Notation
           Amount of     Interest      Paid or      Principal     Made
Date       Loan          Rate          Prepaid      Amount        By ______
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

================================================================================


                                                                      EXHIBIT 2B

                            FORM OF COMPANY NOTE II


  ______________$                                                         [Date]



          FOR VALUE RECEIVED, [Company] a _______________ (the "Company"), hereby promises to pay to [Tyco Funding II Corporation] (the "Lender"), for its account, at _____________, the principal sum of ____________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the TFC II Loans made by the Lender to the Company under the Transfer Agreement referred to below), in lawful money of the United States of America and in immediately available funds immediately on the demand of the Lender.

          The date, amount and interest rate, of each TFC II Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

          This Note is the Company Note II referred to in the Receivables Transfer Agreement (as modified and supplemented and in effect from time to time, the "Transfer Agreement") dated as of ________________ by and among the Company, the Lender, TFC II and TFC I and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note and not defined herein have the respective meanings assigned to them in the Transfer Agreement.

          The Transfer Agreement provides for prepayments of Loans upon the terms and conditions specified therein.

          Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Company under this Note, when combined with any and all other charges provided for in this Note, in the Funding Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Company shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Company is equal to the total interest that would have been paid had such applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

          If any payment under this Note falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest (calculated at the Company Interest Rate for each day during the period then ending) shall be payable on any principal so extended.

          The Company expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

          This Note is made and delivered in New York, New York and shall be governed by, and construed in accordance with, the internal laws (without application of its conflict of laws provisions) of the State of New York.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

                                       Very truly yours,

                                       [NAME OF COMPANY]


                                       By:____________________________
                                       Name:
                                       Title:

                               SCHEDULE OF LOANS
                               -----------------


          This Note evidences demand TFC II Loans made under the within-described Transfer Agreement to the Company, on the date, at the interest rate, and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

================================================================================
            Principal                   Amount       Unpaid        Notation
            Amount of     Interest      Paid or      Principal     Made
Date        Loan          Rate          Prepaid      Amount        By ______
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

================================================================================

                                                                       EXHIBIT 3

                           FORM OF LOCKBOX AGREEMENT

                                                                       EXHIBIT 4

                     FORM OF OPINION OF COUNSEL OF COMPANY

                                                                       EXHIBIT 5

                            FORM OF [TFC I][TFC II]
                            DEFERRED SALE PRICE NOTE


                                                            New York, New York
                                                            February 24, 1995

          ON DEMAND [TFC I] [TFC II], a Delaware corporation, hereby promises to pay to the order of TYCO MANUFACTURING CORP.(the "Company"), the principal amount of this Note, determined as described below, together with interest thereon at a rate per annum equal to the Company Interest Rate (as defined in the Receivables Transfer Agreement referred to below) plus 1% in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Receivables Transfer Agreement dated as of February 24, 1995, between TYCO MANUFACTURING CORP., a Delaware corporation and TYCO FUNDING I CORPORATION ("TFC I") and TYCO FUNDING II CORPORATION ("TFC II") (such agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms, the "Receivables Transfer Agreement"). This Note is the Note referred to in the definition of "[TFC I] [TFC II] Deferred Sale Price" in the Receivables Transfer Agreement.

          The aggregate principal amount of this Note at any time shall be equal to the difference between (a) the sum of the aggregate principal amount of this Note on the date of the issuance hereof and each addition to the principal amount of this Note pursuant to the terms of Section [2.01] [2.02] of the Receivables Transfer Agreement minus (b) the aggregate amount of all payments made in respect of the principal of this Note, in each case, as recorded on the schedule annexed to and constituting a part of this Note but failure to so record shall not affect the obligations of the Company to [TFC I] [TFC II]. Payments of interest on this Note shall be paid on each Settlement Date (with respect to interest accrued and not paid as of the end of the preceding Settlement Period (or, in the case of the first Settlement Date, as of the date on which this Note is issued)) and on the date of demand by the Company by wire transfer of immediately available funds to such account of the Seller as such Seller may designate in writing. The principal amount of this Note may, at the option of [TFC I] [TFC II] be prepaid in whole at any time or in part from time to time.

          Default in the payment of principal or interest under this Note shall not constitute a default or event of default hereunder or a Termination Event under the Receivables Transfer Agreement.

          Payments under this Note are subject and subordinate to the prior rights of payment to any obligations of TFC I or TFC II then due and payable under any of the Related Documents.

          The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The failure of any holder to exercise any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          Neither this Note, nor any right of the Company to receive payments hereunder, shall, without the prior written consent of [TFC I] [TFC II] and (so long as the Funding Agreement remains in effect or any amounts owed remain outstanding thereunder) the Collateral Agent, be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

                                       [TYCO FUNDING I CORPORATION]
                                       [TYCO FUNDING II CORPORATION]


                                       By:___________________________
                                          Title:

                                                                   Schedule 1 to
                                                        Deferred Sale Price Note



                       LOANS AND PAYMENTS OF PRINCIPAL
                       -------------------------------

=============================================================================
                             Amount of         Unpaid
            Amount of        Principal         Principal       Notation
Date        Loans            Repaid            Balance         Made By
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

=============================================================================

                                  SCHEDULE I

                           Form of Written Contracts

                                  SCHEDULE II

                           Form of Collection Policy

                                 SCHEDULE III

                              Addresses of Company

                                  SCHEDULE IV

                 LockBox Banks and LockBox Accounts of Company

                                    SCHEDULE V

      Trade Names,"Doing Business Names", Fictitious Names and Assumed
                             Names of the Company

                                  SCHEDULE VI